Exhibit 10.1

CREDIT AND SECURITY AGREEMENT

between

MANHATTAN BRIDGE CAPITAL, INC.

as Borrower

and

WEBSTER BUSINESS CREDIT CORPORATION,

as Lender

Signing Date: As of February 27, 2015

TABLE OF CONTENTS

1.	DEFINITIONS		1
	1.1	Accounting Terms	1
	1.2	General Terms	1
	1.3	Uniform Commercial Code Terms	1

2.	ADVANCES, PAYMENTS		2
	2.1	Revolving Advances	2
	2.2	Procedure for Borrowing	2
	2.3	Disbursement of Advance Proceeds	4
	2.4	Maximum Revolving Advances	4
	2.5	Repayment of Advances	4
	2.6	Repayment of Overadvances	5
	2.7	Statement of Account	5
	2.8	Additional Payments	5
	2.9	Manner of Payment	5
	2.10	Mandatory Prepayments	5
	2.11	Use of Proceeds	6

3.	INTEREST AND FEES		6
	3.1	Interest	6
	3.2	[Reserved]	7
	3.3	Unused Line	7
	3.4	[Reserved]	7
	3.5	Audit Fees	7
	3.6	Computation of Interest and Fees; Collection Days	7
	3.7	Maximum Charges	7
	3.8	Increased Costs	7
	3.9	Capital Adequacy	8
	3.10	Yield Maintenance	9
	3.11	Basis For Determining Interest Rate Inadequate or Unfair	9
	3.12	Late Charges	9
	3.13	Advance Requests	10

4.	COLLATERAL; GENERAL TERMS		10
	4.1	Security Interest in the Collateral	10
	4.2	Perfection of Security Interest	10
	4.3	Disposition of Collateral; Release by Lender	11
	4.4	Preservation of Collateral	12
	4.5	Ownership of Collateral	12
	4.6	Defense of Lender’s Interests	13
	4.7	Books and Records	13
	4.8	Financial and Other Disclosure	13
	4.9	Compliance with Laws	13
	4.10	Inspection of Premises; Appraisals	13
	4.11	Insurance	14

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	4.12	Payment of Taxes	15
	4.13	Payment of Leasehold Obligations	15
	4.14	Receivables	15
	4.15	[Reserved]	19
	4.16	Maintenance of Equipment	19
	4.17	Exculpation of Lender	19
	4.18	Environmental Matters	19
	4.19	No Other Financing Statements	21
	4.20	Intellectual Property	21
	4.21	Mortgages	22
	4.22	Execution of Supplemental Instruments	22
	4.23	OFAC	22

5.	REPRESENTATIONS AND WARRANTIES		22
	5.1	Authority	22
	5.2	Formation and Qualification	22
	5.3	Tax Returns	23
	5.4	Financial Statements	23
	5.5	Name	24
	5.6	OSHA and Environmental Compliance	24
	5.7	Solvency	24
	5.8	Litigation	25
	5.9	No Indebtedness	25
	5.10	No Violations	25
	5.11	Plans	25
	5.12	Patents, Trademarks, Copyrights and Licenses	26
	5.13	Licenses and Permits	26
	5.14	No Default of Indebtedness	26
	5.15	No Other Defaults	26
	5.16	No Burdensome Restrictions	27
	5.17	No Labor Disputes	27
	5.18	Margin Regulations	27
	5.19	Investment Company Act	27
	5.20	Disclosure	27
	5.21	No Conflicting Agreements or Orders	27
	5.22	Application of Certain Laws and Regulations	27
	5.23	Business and Property of Loan Parties	27
	5.24	Hedge Contracts	27
	5.25	Real Property	28
	5.26	Deposit Accounts	28
	5.27	Anti-Terrorism Laws	28
	5.28	Brokers	28
	5.29	REIT Status	28

6.	AFFIRMATIVE COVENANTS		28
	6.1	Payment of Fees	28
	6.2	Conduct of Business and Maintenance of Existence and Assets	28

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	6.3	Requirements of Law	29
	6.4	Government Receivables	29
	6.5	Taxes	29
	6.6	Execution of Supplemental Instruments	29
	6.7	Payment of Indebtedness	29
	6.8	Standards of Financial Statements	29
	6.9	Life Insurance	30
	6.10	Anti-Terrorism Laws	30
	6.11	Post-Closing Matters	30
	6.12	Servicing Agent	30
	6.13	Servicing.	32
	6.14	Termination of Servicing Duties	33
	6.15	Lender Communications	34
	6.16	Periodic Due Diligence Review	34
	6.17	REIT Status	34
	6.18	Additional Mortgage Loans	34

7.	NEGATIVE COVENANTS		34
	7.1	Merger, Consolidation and Acquisitions	35
	7.2	Sales of Assets	35
	7.3	Creation of Liens	35
	7.4	Guarantees	35
	7.5	Investments	35
	7.6	Loans	35
	7.7	Dividends	35
	7.8	[Reserved]	36
	7.9	Indebtedness	36
	7.10	Nature of Business	36
	7.11	Transactions with Affiliates	36
	7.12	Leases	36
	7.13	Subsidiaries	36
	7.14	Fiscal Year and Accounting Changes	37
	7.15	Pledge of Credit	37
	7.16	Amendment of Documents	37
	7.17	Compliance with ERISA	37
	7.18	Prepayment of Indebtedness	37
	7.19	Payment of Subordinated Debt	38
	7.20	Deposit Accounts	38
	7.21	Reserved	38
	7.22	Limitations on Release of Mortgagor Customers	38
	7.23	Underwriting Guidelines	38

8.	FINANCIAL COVENANTS		38
	8.1	Controlling Definitions	38
	8.2	Fixed Charge Coverage Ratio	40
	8.3	Senior Debt to Tangible Net Worth Ratio	40

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9.	CONDITIONS PRECEDENT		40
	9.1	Conditions to the Initial Advance	40
	9.2	Conditions to Each Advance	43

10.	INFORMATION AS TO LOAN PARTIES		44
	10.1	Disclosure of Material Matters	44
	10.2	Schedules	44
	10.3	Environmental Compliance Certificate	45
	10.4	Litigation	45
	10.5	Material Occurrences	45
	10.6	[Reserved]	45
	10.7	Annual Financial Statements	46
	10.8	Quarterly Financial Statements	46
	10.9	Reserved	46
	10.10	Borrowing Base Certificate	46
	10.11	Other Reports	47
	10.12	Additional Information	47
	10.13	Projected Operating Budget	47
	10.14	Reserved	47
	10.15	Notice of Suits, Adverse Events	47
	10.16	ERISA Notices and Requests	48
	10.17	Intellectual Property	48
	10.18	Additional Documents	48
	10.19	Mortgage File Reports	48

11.	EVENTS OF DEFAULT		48
	11.1	Obligations	49
	11.2	Misrepresentations	49
	11.3	Financial Information	49
	11.4	Liens	49
	11.5	Covenants	49
	11.6	Judgments	49
	11.7	Voluntary Bankruptcy	49
	11.8	Insolvency	50
	11.9	Involuntary Bankruptcy	50
	11.10	Material Adverse Changes	50
	11.11	Lender’s Liens	50
	11.12	Subordinated Debt	50
	11.13	Cross Default	50
	11.14	Guaranty	50
	11.15	Change of Ownership	50
	11.16	Change of Management	51
	11.17	Invalidity	51
	11.18	Takings	51
	11.19	Seizures	51
	11.20	REIT Status	51
	11.21	Plans	51

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	11.22	Criminal Charges	51

12.	LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT		52
	12.1	Rights and Remedies	52
	12.2	Application of Proceeds	52
	12.3	Lender’s Discretion	53
	12.4	Setoff	53
	12.5	Rights and Remedies not Exclusive	53

13.	WAIVERS AND JUDICIAL PROCEEDINGS		53
	13.1	Waiver of Notice	53
	13.2	Delay	53
	13.3	Jury Waiver	53

14.	EFFECTIVE DATE AND TERMINATION		54
	14.1	Term; Early Termination Fee	54
	14.2	Termination	54

15.	MULTIPLE LOAN PARTIES		54
	15.1	Borrowing Agency Provisions	54
	15.2	Waiver of Subrogation	55

16.	MISCELLANEOUS		56
	16.1	GOVERNING LAW	56
	16.2	Entire Understanding	56
	16.3	Successors and Assigns; Participations; New Lender	47
	16.4	Application of Payments	58
	16.5	Indemnity	58
	16.6	Notice	58
	16.7	Survival	59
	16.8	Severability	59
	16.9	Expenses	59
	16.10	Rights to Cure	60
	16.11	Injunctive Relief	60
	16.12	Consequential Damages	60
	16.13	Third Party Beneficiaries	60
	16.14	Captions	60
	16.15	Counterparts; Telecopied Signatures; Seal	61
	16.16	Construction	61
	16.17	Confidentiality	61
	16.18	Publicity	61
	16.19	Survival of Representations and Warranties	62
	16.20	Certain Matters of Construction	62
	16.21	Destruction of Invoices	62
	16.22	Time	62
	16.23	Patriot Act	62
	16.24	No Tax Advice	62

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16.25	Completion of Blanks	63
16.26	Exculpation of Lender	63
16.27	Electronic Transmissions	63

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List of Annexes, Exhibits and Schedules

Annexes

Annex One	Definitions
Annex Two	Representations and Warranties re: Mortgage Loans

Exhibits

Exhibit 2.1	Revolving Credit Note
Exhibit 2.2	Notice of Borrowing
Exhibit 4.2	Intellectual Property Security Agreement
Exhibit 4.8	Accountant’s Access Letter
Exhibit 6.9	Assignment of Life Insurance
Exhibit 9.1(c)	Secretary’s Certificate
Exhibit 9.1(e)	Opinion of Borrower’s Counsel
Exhibit 9.1(q)(i)	Subsidiary Pledge Agreement
Exhibit 9.1(s)	Closing Certificate
Exhibit 9.1(w)	Guaranty
Exhibit 9.1(dd)	Financial Condition Certificate
Exhibit 10.8	Compliance Certificate
Exhibit 10.10	Borrowing Base Certificate
Exhibit 16.3	Commitment Transfer Supplement

Exhibit A	Form of Escrow Agreement
Exhibit B	Underwriting Guidelines
Exhibit C	Form of Servicer Notice

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Schedules

Schedule 4.5	Equipment and Inventory Locations
Schedule 4.14(c)	Location of Executive Offices
Schedule 5.2	Organizational Data and Numbers; Qualifications
Schedule 5.3	Federal Tax Identification Numbers
Schedule 5.8	Litigation
Schedule 5.9	Indebtedness
Schedule 5.10	Violations
Schedule 5.11	Plans
Schedule 5.12	Intellectual Property
Schedule 5.25	Real Property
Schedule 5.26	Deposit Accounts
Schedule 6.10	Post-Closing Matters
Schedule 7.3(a)	Designated Mortgaged Liens
Schedule 7.3(b)	Designated Participation Loans

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CREDIT AND SECURITY AGREEMENT

PREAMBLE. This Credit and Security Agreement (herein, together with all schedules and exhibits hereto, and as it may be amended or modified from time to time, called this “Agreement”), dated as of February [__], 2015 (the “Signing Date”), is made among (i) MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (herein sometimes called “MBC” or “Borrower”), (ii) the Subsidiary Guarantors signatory hereto (collectively with Borrower, each a “Loan Party” and collectively, the “Loan Parties”); and (iii) WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation (“WBCC”), individually, as lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (WBCC, acting in both such capacities, herein called “Lender”).

STATEMENT OF THE TRANSACTION. Capitalized terms used in this statement of the transaction shall have the meanings ascribed to such terms in Annex One. Borrower has applied to WBCC for financing to retire the Existing Loans, to pay closing costs associated herewith, and to supplement its working capital needs on an ongoing basis. WBCC, as initial and sole Lender hereunder, has agreed to provide this financing, subject, however, to the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties and Lender, each intending to be legally bound hereby, hereby covenant and agree as follows:

1.            DEFINITIONS.

1.1           Accounting Terms. As used in this Agreement, any Note, or any certificate, report or Other Document, accounting terms not defined in Annex One or elsewhere in this Agreement and accounting terms partly defined in Annex One (to the extent not defined) shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the Historical Financial Statements. Certain other definitions which are used in the calculation of the Financial Covenants are set forth in Section 8.1.

1.2           General Terms. Certain other terms which are capitalized hereinbelow, but not expressly defined hereinbelow, shall have the meanings given to such terms in Annex One and in Annex Two, Part II.

1.3           Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code shall have the meanings given them therein unless otherwise defined herein. Without limitation of the foregoing, the terms “accounts,” “chattel paper,” “instruments,” “general intangibles,” “payment intangibles,” “commercial tort claims,” “securities,” “investment property,” “documents,” “supporting obligations,” “deposit accounts,” “payment intangibles,” “software,” “security entitlements,” “letter of credit rights,” “inventory,” “equipment” and “fixtures,” as and when used in the description of Collateral, shall have the meanings given to such terms in Articles 8 or 9 (as applicable) of the Uniform Commercial Code.

2.            ADVANCES, PAYMENTS.

2.1          Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances available to Borrower in aggregate amounts outstanding at any time equal to the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base. The Revolving Advances shall be evidenced by a secured promissory note issued to Lender in a principal amount equal to the Maximum Revolving Amount (the “Revolving Credit Note”), substantially in the form attached hereto as Exhibit 2.1.

2.2          Procedure for Borrowing.

(a)          Borrower may notify Lender prior to 11:00 a.m. one (1) Business Day prior to the requested Funding Date of Borrower’s request to incur, on such day, a Revolving Advance hereunder pursuant to a Notice of Borrowing substantially in the form of Exhibit 2.2. Each Notice of Borrowing shall attach a Mortgage Loan Schedule identifying the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date, and (iii) be accompanied by all of the documents described in, and otherwise be subject to the full satisfaction of the Funding Requirements. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with any Lender Party, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with any Lender Party, and such request shall be irrevocable. Lender shall cause the proceeds of such Revolving Advance to be paid to such Person.

(b)          Notwithstanding the provisions of subsection (a) above but in each case subject to the Funding Requirements, in the event Borrower desires to obtain a LIBOR Rate Loan, Borrower shall give Lender at least three (3) Business Days’ prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be an integral multiple of Five Hundred Thousand Dollars ($500,000), and (iii) the duration of the Interest Period with regard thereto. Interest Periods for LIBOR Rate Loans shall be for one (1), two (2), or three (3) months. Notwithstanding the foregoing, however, unless otherwise approved by Lender, no LIBOR Rate Loan shall be made after the occurrence and during the continuance of a Default or Event of Default. There shall not be outstanding at any time more than three (3) LIBOR Rate Loans. Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrower Representative may elect as set forth in clause (iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term. Borrower Representative shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Lender pursuant to Section 2.2(a) or by its notice of conversion given to Lender pursuant to Section 2.2(c), as the case may be. Borrower Representative shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Lender does not receive timely notice of the Interest Period elected by Borrower Representative, Borrower shall be deemed to have elected to convert to a Base Rate Loan subject to Section 2.2(c) hereinbelow.

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(c)          Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Base Rate Loans or Daily LIBOR Rate Loans, convert any such Loan into a Loan of another type, provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrower desires to convert a Loan, Borrower Representative shall give Lender not less than (i) three (3) Business Days’ prior written notice to convert from a Base Rate Loan or a Daily LIBOR Rate Loan to a LIBOR Rate Loan, (ii) one (1) Business Day’s prior written notice to convert from a LIBOR Rate Loan to a Base Rate Loan or a Daily LIBOR Rate Loan, or (iii) one (1) Business Day’s prior written notice to convert a Base Rate Loan to a Daily LIBOR Rate Loan or a Daily LIBOR Rate Loan to a Base Rate Loan, in each case specifying the date of such conversion, the loans to be converted and if the conversion is from a Base Rate Loan or a Daily LIBOR Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than three (3) LIBOR Rate Loans, in the aggregate.

(d)          At its option and upon three (3) Business Days’ prior written notice, Borrower may prepay the LIBOR Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Lender therefor in accordance with Section 2.2(e) hereof.

(e)          Borrower shall indemnify Lender and hold Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Lender to any lender of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower Representative shall be conclusive absent manifest error. Anything to the contrary contained herein notwithstanding, neither Lender, nor any Participant is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

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(f)          Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection (f), the term “Lender” shall include Lender and the office or branch where Lender or any corporation or the Bank makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lender to make LIBOR Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrower shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Lender, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrower shall pay Lender, upon Lender’s request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such LIBOR Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lender to a lender of funds obtained by Lender in order to make or maintain such LIBOR Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower Representative shall be conclusive absent manifest error.

2.3          Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to Borrower’s Account on Lender’s books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to Borrower’s operating account at the Bank or such other bank as Borrower Representative may designate following notification to Lender, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

2.4          Maximum Revolving Advances. The aggregate balance of all Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Amount or (b) the Borrowing Base, in any event.

2.5          Repayment of Advances.

(a)          All Advances shall be due and payable in full on the last day of the Term, subject to earlier prepayment, in whole or in part, as provided in this Agreement or in any Other Document.

(b)          All payments of principal, interest fees and other amounts payable hereunder, or under any of the Other Documents shall be made to Lender at the Payment Office not later than 1:00 p.m. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower’s Account or by making Revolving Advances as provided in Section 2.2(a) hereof.

(c)          Borrower shall be obliged to pay principal, interest, fees and all other amounts payable hereunder, or under any Other Documents as and when due, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

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2.6          Repayment of Overadvances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted to be outstanding at any time hereunder (herein “Overadvances”), shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.7          Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account (“Borrower’s Account”) in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, that the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. Each month, Lender shall send to Borrower Representative a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lender and Borrower unless Lender receives a written statement of Borrower’s specific exceptions thereto within thirty (30) days after such statement is received by Borrower Representative. The records of Lender with respect to the Borrower’s Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.8          Additional Payments. Any sums expended by Lender due to Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document, may be charged to Borrower’s Account as a Revolving Advance and added to the Obligations.

2.9          Manner of Payment. Except as otherwise may be expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made to Lender at the Payment Office, in each case on or prior to 1:00 P.M., in Dollars and in immediately available funds.

2.10        Mandatory Prepayments.

(a)          Upon receipt of any payment of principal (including payment in full of any Eligible Mortgage Loan) of any Eligible Mortgage Loan (including Borrower’s share of any payments made in respect of Designated Mortgaged Property or Designated Participation Loans), such payment shall promptly be remitted to Lender as a payment of outstanding Advances. All proceeds of (i) Designated Mortgaged Property remaining after satisfaction of any Designated Mortgages Liens recorded thereon and (ii) Borrower’s share of Mortgaged Property subject to a Designated Participation Loan or otherwise remaining after satisfaction of any participation interest shall be remitted to Lender for application to the outstanding Advances.

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(b)          Whenever Borrower either (i) issues any Equity Interests for cash, or (ii) incurs any Indebtedness not otherwise expressly permitted in Section 7.9, or (iii) sells or otherwise disposes of any Collateral, or (iv) suffers an insured loss in respect of any Collateral, or (v) obtains any Extraordinary Receipts, then, except as otherwise provided in Section 4.11 in respect of clause (iv) above, Borrower shall, except as set forth in (a) above, repay the Advances in an amount equal to the net proceeds derived therefrom; i.e., gross proceeds thereof less any reasonable costs incurred by Borrower in connection with the receipt of such proceeds, such prepayments to be made promptly but in no event more than one (l) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be an implied consent to any such issuance, incurrence sale or disposition otherwise prohibited by the terms and conditions hereof. Such proceeds shall be applied to the Revolving Advances in such order as Lender may determine, without reduction, however, in Borrower’s ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, unless and until a Default or Event of Default has occurred and is continuing, Borrower may sell or otherwise dispose of Collateral not to exceed, in aggregate fair market value, the Materiality Threshold in the aggregate, in any Fiscal Year and retain such net proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (A) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was sold, (B) the acquired Collateral is purchased by Borrower within ninety (90) days before or after the date of the sale of the Collateral, (C) the proceeds of such sale are remitted to Lender to be held by Lender as security for the payment of the Obligations until the replacement Collateral is acquired, (D) the acquired Collateral shall be deemed to be acceptable Collateral by Lender in its sole discretion and (E) the acquired Collateral shall be subject to Lender’s first priority security interest created hereunder, subject only to Permitted Encumbrances. If Borrower fails to meet any of the conditions set forth above, Borrower hereby authorizes Lender to apply the proceeds held by Lender as a prepayment of the Advances in the manner set forth above.

2.11         Use of Proceeds. Borrower shall apply the proceeds of (i) any Revolving Advances made on the Closing Date to pay closing costs and expenses associated with this transaction and to refinancing any Existing Loans and (ii) Revolving Advances made on and after the Closing Date to provide for their respective working capital needs and to fund loans by Borrower to its Mortgagor Customers for the purchase or refinance of Mortgaged Property.

3.            INTEREST AND FEES.

3.1          Interest. Interest on Advances shall be payable to Lender in arrears on the first day of each month, commencing on the first day of the calendar month immediately following the Closing Date with respect to Base Rate Loans or Daily LIBOR Rate Loans, and, with respect to LIBOR Rate Loans at the end of each Interest Period or, for LIBOR Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three (3) months’ anniversary date of the commencement of such LIBOR Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the “Monthly Advances”) at a rate per annum equal to the Revolving Interest Rate (sometimes also called herein the “Contract Rate”). Whenever, subsequent to the date of this Agreement, the Base Rate or the Daily LIBOR Rate is increased or decreased, the applicable Contract Rate for Base Rate Loans or Daily LIBOR Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The LIBOR Rate and the Daily LIBOR Rate shall be adjusted with respect to Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the otherwise applicable Contract Rate plus an additional two (2%) percent per annum (as applicable, the “Default Rate”).

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3.2          [Reserved].

3.3          Unused Line. If, for any calendar month (or portion thereof) during the Term, the average daily unpaid balance of Revolving Advances outstanding for each day of such monthly period does not equal the Maximum Revolving Amount as in effect on the first day of such monthly period, then Borrower shall pay to Lender a fully earned, nonrefundable fee equal to one quarter of one percent (0.25%) per annum on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance of outstanding Revolving Advances for such monthly period. Such fee shall be due and payable monthly in arrears, commencing on the first day of the first calendar month following the Signing Date, and continuing thereafter on the first day of each succeeding calendar month through the end of the Term. The initial fee shall be determined based on the period from the Signing Date to the end of the calendar month containing the Signing Date.

3.4          [Reserved].

3.5          Audit Fees. Borrower shall pay to Lender audit fees in connection with each field audit conducted by Lender equal in amount to Lender’s customary per diem charges for such field audit (which as of the Signing Date, equal Nine Hundred Fifty Dollars ($950.00) per diem per auditor, subject to change from time to time thereafter) plus usual and customary out-of-pocket expenses for internal auditors, and the usual and customary fees and charges (including out-of-pocket expenses) of external auditors.

3.6          Computation of Interest and Fees; Collection Days. Interest and per annum fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension; provided, however, that the foregoing extension shall not be considered when determining Borrower’s ongoing compliance with Financial Covenants that concern or include scheduled principal payments within specified dates. For purposes of computing interest and any fees based on the amount of Revolving Advances outstanding from time to time, one (1) additional collection Business Day shall be charged, effective from the Application Date.

3.7          Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.8          Increased Costs. If any applicable law, treaty or governmental regulation or any Change in Law shall:

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(a)          subject Lender (which for purposes of this Section 3.8 shall include Lender, any Lender Party and any corporation or bank controlling Lender) to any tax of any kind whatsoever with respect to its entering into this Agreement or any Other Document, or making any financial accommodations to Borrower hereunder or thereunder, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the United States, or any state or municipality); or impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(b)          impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Lender making, renewing or maintaining its Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender deems to be material, then, in any such case;

Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

3.9          Capital Adequacy. In the event that Lender shall have determined that any applicable law, rule, regulation or guideline or any Change in Law regarding capital adequacy or compliance by Lender (for purposes of this Section, the term “Lender” shall include Lender, any Lender Party and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any Advances with any request or directive regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such Change in Law (taking into consideration Lender’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to this Section when delivered to Borrower Representative shall be conclusive absent manifest error.

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3.10        Yield Maintenance. In the event that Lender shall determine, in good faith, at any time or from time to time hereafter, that the Base Rate or LIBOR Rate component of any Contract Rate charged on any Advance outstanding does not adequately and fairly reflect the cost to Lender of maintaining such Advance by an amount that Lender determines to be material, then, Lender shall have the right to assess and collect an interest surcharge (the “Yield Surcharge”) that Lender, in good faith, determines to be sufficient in an amount to compensate Lender for its loss of yield, by giving notice to the Borrower Representative to such effect. Lender may use reasonable attribution and averaging methods in determining the amount of the Yield Surcharge. Such Yield Surcharge shall be billed and collected monthly by Lender as additional interest on each such Advance as provided in Section 3.1.

3.11        Basis For Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that either: (a) reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Rate Loan; (c) the indices on which interest rates for LIBOR Rate Loans are based no longer represent the effective cost to Lender for Dollar deposits in the relevant market; or (d) the LIBOR Rate will not adequately and fairly reflect the cost to Lender of the establishment or maintenance of any LIBOR Rate Loan; then, Lender shall give Borrower Representative prompt written, telephonic or telecopier notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Base Rate Loan, unless Borrower Representative shall notify Lender no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Base Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower Representative shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Base Rate Loan, or, if Borrower Representative shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans, and (iv) Lender shall have the right to assess and collect the Yield Surcharge. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Base Rate Loan, Daily LIBOR Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.12        Late Charges. In the event that Borrower shall fail to deliver to Lender Borrower Reports specified in Sections 10.2, 10.7, 10.8, 10.10 and 10.13 as and when required to be delivered to Lender pursuant hereto or to any Other Document in the form and content so required pursuant hereto or to any Other Document to be delivered, then, in addition to (and not in limitation of) all other rights and remedies accorded to Lender as a result of such Default, Lender may impose a late charge in the amount of One Hundred Fifty Dollars ($150) per day per such delayed Borrower Report until its delivery.

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3.13        Advance Requests. In the event that Borrower shall request that Lender make any Advance to Borrower either prior to that date on which, pursuant hereto, Lender has agreed to make such Advance available to Borrower e.g., prior to the expiration of at least three (3) Business Days after notice, in respect of LIBOR Rate Loans, or, alternatively, after any deadline has passed for Borrower’s making of such request on a timely basis pursuant hereto; e.g., after 11:00 a.m. on a Business Day in respect of requests for Revolving Advances being made as Base Rate Loans, Lender may impose a fee equal in amount to One Hundred Fifty Dollars ($150) per request as a condition to the making of such Advance.

4.            COLLATERAL; GENERAL TERMS.

4.1          Security Interest in the Collateral. To secure the prompt payment and performance to each Lender Party of all Obligations, each Loan Party hereby assigns, pledges and grants to Lender, as agent for the ratable benefit of each Lender Party, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender’s security interest in the Collateral and shall cause its financial statements to reflect such security interest.

4.2          Perfection of Security Interest. (a) Loan Parties shall take all action that may be necessary or desirable, or that Lender may request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords’, warehouse operators’, bailees’ or mortgagees’ lien waivers and related agreements, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, including without limitation compliance with all Funding Requirements, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, (v) executing (as appropriate) and delivering authorizations for the recording of financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest under the Uniform Commercial Code or other applicable law, including without limitation compliance with all Funding Requirements; (vi) obtaining acknowledgments, in form and substance satisfactory to Lender, from any bailee having possession of any Collateral at any time, stating that the bailee holds such Collateral on behalf of Lender, (vii) obtaining “control” of any investment property, deposit account, letter-of-credit right or electronic chattel paper (the term “control” as used in respect of the foregoing types of Collateral having the meaning set forth in Articles 8 and 9 of the UCC), with any agreements establishing such “control” to be in form and substance satisfactory to Lender, (viii) if a Loan Party at any time has or acquires a commercial tort claim, such Loan Party shall promptly notify Lender thereof, in writing, and grant a specific collateral assignment of such claim to Lender as additional Collateral and (ix) Loan Parties shall endorse and deliver to Lender any and all promissory notes payable to any Loan Party, as and when executed by any Mortgagor Customer (or, in lieu of such endorsement, an allonge executed by a Loan Party with respect thereto in form and substance satisfactory to Lender) together with not-recorded but recordable assignments of any and all mortgages (other than Mortgages) securing such notes, which may be recorded by Lender on the proper land records at any time in its discretion. Lender shall have the right to record in the applicable land records any Assignment of Mortgage and Collateral Assignment delivered in connection with an Eligible Mortgage Loan in its discretion, regardless of the occurrence of an Event of a Default.

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(b)          Lender is hereby authorized to file financing statements in accordance with the applicable provisions of the UCC, including, without limitation financing statements that describe the Collateral covered thereby as “all personal property”, “all assets” or words of similar effect, at any time or from time to time hereafter, in any jurisdiction; and Loan Parties hereby ratify, approve and affirm the filing of any such financing statements heretofore filed by Lender in respect of any Loan Party (including any predecessor-in-interest thereof). All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower’s Account as a Revolving Advance and added to the Obligations, or, at Lender’s option, shall be paid to the Lender immediately upon demand.

(c)          Except with respect to the Designated Mortgage Loans and the Designated Participation Loans, no Loan Party has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan or other Collateral to any other Person, and immediately prior to the pledge of such Mortgage Loan or any other Collateral to the Lender, the Loan Party was the sole owners of such Mortgage Loan or such other Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder. No Mortgage Loan or other Collateral pledged to the Lender hereunder was acquired (by purchase or otherwise) by any Loan Party from an Affiliate of such Loan Party.

(d)          The provisions of this Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of each Loan Party in, to and under the Collateral.

(e)          Upon receipt by the Lender of each Mortgage Note, endorsed in blank by a duly authorized officer of a Loan Party, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the Loan Party’s interest in the related Mortgaged Property.

(f)          Upon the filing of financing statements on Form UCC-1 naming the Lender as “Secured Party” and the applicable Loan Party as “Debtor”, and describing the Collateral, in the State of New York, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of such Loan Party in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

4.3          Disposition of Collateral; Release by Lender. Each Loan Party will safeguard and protect all Collateral for Lender’s general account and make no disposition thereof whether by sale, lease or otherwise except upon payment by any Mortgagor Customer of the entire principal and all accrued and unpaid interest on any loan made by Loan Party to any Mortgagor Customer. Subject to Section 7.22 hereof, at such time as any Loan Party shall advise Lender that it is anticipating payment in full by or on behalf of any of its Mortgagor Customers of any note payable to any Loan Party (including, without limitation, any Eligible Mortgage Loan), Lender shall promptly forward such note endorsed back to such Loan Party, together with the reassignment to such Loan Party of the related Mortgage File and any collateral securing such note. In the event such note is not fully paid by or on behalf of such Mortgagor Customer within fifteen (15) Business Days after receipt by such Loan Party of such note, such Loan Party shall re-endorse to and return to Lender, such note, the assignments of mortgages and the balance of the related Mortgage File.

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4.4          Preservation of Collateral. Following the occurrence of a Default or Event of Default and the demand by Lender for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 4.2 and Section 12.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Lender’s interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party’s owned or leased property to obtain such Collateral. Each Loan Party shall cooperate fully with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Loan Parties’ Account as a Revolving Advance and added to the Obligations.

4.5          Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender’s security interest: (a) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Loan Party or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party’s Equipment and Inventory shall be located as set forth on Schedule 4.5 or at such other locations within the United States of America as Lender may receive notice of, and approve, from time to time pursuant to Section 10.12 (all such locations herein called, collectively, the “Collateral Locations” and, individually, a “Collateral Location”); and shall not be removed from such Collateral Locations without the prior written consent of Lender except for Equipment that is moved from one such Collateral Location of a Loan Party to another such Collateral Location of another Loan Party.

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4.6          Defense of Lender’s Interests. Unless and until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender’s security interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Lender’s prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Lender’s security interest in the Collateral against any and all Persons whatsoever. At any time following a Default or Event of Default, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. During any period that an Event of Default exists, each Loan Party shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender’s order and if they shall come into Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Lender’s trustee, and Loan Party will immediately deliver them to Lender in their original form together with any necessary endorsement.

4.7          Books and Records. Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants.

4.8          Financial and Other Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Lender copies of any of the Loan Parties’ financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. In respect of the foregoing, Borrower Representative shall execute and deliver to its accountants and auditors employed on the Signing Date and, if such accountants and auditors are changed by Loan Parties subsequent to the Signing Date, a letter directly authorizing them to act in the manner so provided hereinabove when requested by Lender, such letter to be substantially in the form of Exhibit 4.8. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities.

4.9          Compliance with Laws. Each Loan Party shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Loan Party’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender’s Lien on or security interest in the Collateral.

4.10        Inspection of Premises; Appraisals. (a) At all reasonable times, Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business from time to time in Lender’s sole credit judgment. Lender may also enter upon any of Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business which, initially is intended by Lender to occur at least quarterly (if not more frequently); provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Lender shall charge Loan Parties for no more than four (4) inspections per calendar year.

(b)          At any time that the Lender requests, each Loan Party will at its sole expense, provide the Lender with appraisals or updates thereof of the Mortgaged Property from an appraiser selected and engaged by the Lender, and prepared on a basis satisfactory to the Lender, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, if no Default or Event of Default shall have occurred and be continuing, only one (1) such appraisal or update per calendar year shall be conducted and shall be prepared on a “drive-by” basis with respect to a representative sampling of all Mortgaged Property satisfactory to Lender; provided, further, that Lender may require appraisals or updates more frequently at its own expense. In the event the value of the Mortgaged Property so determined pursuant to such appraisal is less than anticipated by Lender, such that the Revolving Advances are in excess of such Advances permitted hereunder, then promptly upon Lender’s demand for same, Loan Parties shall make mandatory prepayments of their outstanding Revolving Advances as to eliminate the excess Advances.

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4.11        Insurance. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense in amounts and with carriers acceptable to Lender, each Loan Party shall (a) keep all its insurable properties and properties in which each Loan Party has an interest, including without limitation all Real Property, insured against the hazards of fire, flood (if any property is in a special flood hazard area and flood insurance is available in such area), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including, without limitation, products liability insurance and business interruption insurance; (b) maintain a bond or other surety in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (e) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date and as required, in connection with the Funding Requirements, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, to the extent affecting or relating to Collateral and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and the applicable Loan Party to make payment for such loss to Lender and not to such Loan Party and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Lender jointly, Lender may endorse such Loan Party’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Lender upon any such insurance shall either be paid over to Loan Parties or applied by the Lender as follows: (i) if no Event of Default or Default exists, and the loss recovery so received by Lender is less than or equal to the Materiality Threshold, then Lender shall remit such loss recovery to the Loan Parties; (ii) if no Event of Default or Default exists, and the loss recovery received by Lender is more than the Materiality Threshold, then, Lender shall apply such loss recovery to the Obligations in such order as Lender in its sole discretion shall determine and (iii) if any Event of Default exists, then Lender shall receive and apply such loss recovery to the Obligations in such order as Lender, in its sole discretion, shall determine. Any surplus of such proceeds remaining after such application shall be paid by Lender to Loan Parties or applied as may be otherwise required by law. If, however, after application of such proceeds to the Obligations, any “overadvance” (as that term is described in Section 2.6) exists, then, Loan Parties shall comply with said Section 2.6 in respect of its elimination. Anything hereinabove to the contrary notwithstanding, Lender shall not be obligated to remit any insurance proceeds to Loan Parties unless Loan Parties shall have provided Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Loan Parties to repair, replace or restore the insured property which was the subject of the insurable loss. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrower’s Account, and charge Borrower’s Account therefor and such expenses so paid shall be part of the Obligations. Without limitation of the foregoing, if as of the Signing Date or at any time thereafter Lender determines that all or a portion of the improvements situated on any Real Property constituting Collateral are located within an area designated by the Federal Emergency Management Agency or the Flood Disaster Protection Act of 1973 (P.L. 93-234) as being in a “special flood hazard area,” whether now or at any time hereafter, Loan Parties shall also furnish Lender with flood insurance policies which conform to the requirements of said Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, as either may be amended from time to time. The amounts of such insurance coverages shall be in an amount equal to the full insurable value and shall be maintained thereafter at all times in an amount such that Lender will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices. Renewals of such policies shall be so delivered at least ten (l0) days before any such insurance shall expire. If Loan Parties shall fail to provide any such insurance, or shall fail to replace any of the same within ten (10) days after being notified that the insuring company is no longer approved by Lender, or if any such insurance is cancelled or lapses without replacement, Lender may, at its option, procure the same in such amounts as are required hereunder, and the actual cost thereof may, at Lender’s option, be charged as a Revolving Advance to Borrower’s Account immediately upon incurrence or at any time thereof.

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4.12        Payment of Taxes. Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Loan Party and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender’s opinion, may possibly create a valid Lien on the Collateral, Lender may, unless the Loan Parties have done so within five (5) Business Days after the Borrower Representative receives written notice from the Lender that they do so, pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Lender and each Lender harmless in respect thereof. Lender will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender’s security interest in or Lien on the Collateral. The amount of any payment by Lender under this Section shall be charged to Borrower’s Account as a Revolving Advance and added to the Obligations and, until Loan Parties shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Loan Parties’ credit and Lender shall retain its security interest in any and all Collateral held by Lender.

4.13        Payment of Leasehold Obligations. Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender’s request, will provide evidence of having done so.

4.14        Receivables.

(a)          Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Mortgagor Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to a loan made by Loan Party to such Mortgagor Customer or an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Lender.

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(b)          Each Mortgagor Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Mortgagor Customer is obligated in full when due or with respect to such Mortgagor Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)          Each Loan Party’s chief executive office is located at the address set forth on Schedule 4.14(c) hereto. Until written notice is given to Lender by Borrower Representative of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)          On the Closing Date, each Loan Party shall have established one or more check scanners with Lender (“Scanners”) which shall be used for the sole and exclusive purpose of concentrating the collection of all remittances on Receivables and proceeds of other Collateral. All remittances confirmed by Scanners, once established, shall be transferred on a daily basis to the Concentration Account by wire transfer of immediately available funds in a manner satisfactory to Lender.

(e)          In addition to the requirements set forth in subsection (d) above, from and after the Closing Date, Loan Parties shall establish and maintain one or more additional Deposit Accounts of Loan Parties as blocked accounts (“Blocked Accounts” or a “Blocked Account”) pursuant to one or more agreements (“collectively, “Blocked Account Agreements” or a “Blocked Account Agreement”) with Bank or any other financial institution as is acceptable to Lender (collectively, “Blocked Account Banks” or a “Blocked Account Bank”) into which Loan Parties and Mortgage Customers shall remit payments on Receivables and other proceeds of Collateral. All amounts on deposit in a Blocked Account shall be transferred on a daily basis to the Concentration Account by wire transfer of immediately available funds in a manner satisfactory to Lender. Unless otherwise agreed to by Lender, each Blocked Account Bank shall acknowledge and agree pursuant to its respective Blocked Account Agreement that all payments and deposits made to its Blocked Account are the sole and exclusive property of Lender; for the benefit of itself and each other Lender Party; that such Blocked Account Bank has no right to set off against its Blocked Account except as expressly provided on its Blocked Account Agreement; that such Blocked Account Bank will wire transfer immediately available funds in a manner satisfactory to Lender all funds deposited in the Blocked Account to the Concentration Account (or another account designed by Lender) on a daily basis as soon as such funds are collected. Each Loan Party agrees that all payments, whether by cash, check, wire transfer or other instruments of deposit in each Blocked Account shall be the sole and exclusive property of Lender, for the benefit of itself and each other Lender Party, and that Loan Parties shall not have any right, title or interest therein or in any Blocked Account. None of the Bank, Lender, any Issuer or any Lender Party assumes any responsibility for such Blocked Account or Concentration Account (unless such Person shall also be the applicable Blocked Account Bank or Concentration Bank and in such event only as set forth in the applicable Blocked Account Agreement applicable thereto), including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Loan Party shall notify all Mortgagor Customers of Loan Parties to remit directly all payments constituting proceeds of Collateral to an applicable Blocked Account in the form received. All such payments, whether by cash, check, wire transfer or other instrument, made to each Blocked Account, shall be the exclusive property of the Lender, for the benefit of itself, the Bank, the Issuers and each other the Lender Party, and the Loan Parties shall not have any right, title or interest therein. The Loan Parties shall not, without obtaining the prior consent of the Lender, establish any accounts, other than the Blocked Accounts and the Concentration Account, pursuant to which payments on account of Receivables are made to or on behalf of any of the Loan Parties. Loan Parties shall not modify in any respect, without the prior written consent of Lender, any Blocked Account Agreement or any other arrangement relating to any Blocked Account.

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(f)          In addition to the requirements set forth in subsections (d) and (e) above, each Loan Party shall cause all Deposit Accounts existing on the Closing Date or subsequently (with Lender’s approval) coming into existence, other than any constituting a Blocked Account (herein, a “Pledged Account”), to be made the subject of a tri-party agreement among such Loan Party, the bank having such Pledged Account and Lender, to be in form and substance satisfactory to Lender (a “Pledged Account Agreement”), pursuant to which the pledge of such Pledged Account and all funds on deposit therein to Lender as security for the payment and performance of all Obligations shall be established and confirmed.

(g)          All amounts deposited in the Concentration Account from time to time shall be applied to the Obligations upon (i) final collection thereof and (ii) their transfer from the Concentration Bank to the Lender in accordance with this subsection, effective on the Business Day that each such payment is received (such date being called herein the “Application Date”). For purposes of the preceding sentence, the Lender shall be deemed to have received a payment from the Concentration Bank on a particular Business Day only if it receives by wire transfer the same prior to 1:00 p.m. (New York time) on such Business Day or, if received after such time, on the next following Business Day. Lender is not, however, required to credit Borrower’s Account for the amount of any item of payment which is unsatisfactory to Lender and Lender may charge Borrower’s Account for the amount of any item of payment which is returned to Lender unpaid. The Lender shall apply all amounts deposited in the Concentration Account as provided in Section 16.4 or, as applicable, Section 12.2. Each prepayment of a Revolving Advance pursuant to this Section shall be applied, first, to the payment of Base Rate Loans and second, to the payment of LIBOR Rate Loans. If sufficient funds are not available to fund all payments then to be made in respect of any Obligations, the available funds being applied with respect to such Obligations shall be allocated to the payment of such Obligations ratably, in such order and manner as Lender shall elect, and Loan Parties shall continue to be liable for any deficiency.

(h)          If at any time Lender determines that any funds held in the Blocked Account, the Concentration Account or any Pledged Account are subject to the Lien of any Person, other than the Lender as herein provided, (a)  Loan Parties agree, forthwith upon demand by Lender, to pay to Lender as additional funds to be deposited and held in the Concentration Account, an amount equal to the amount of funds subject to such Lien, or (b) if no such payment is made, Lender shall establish sufficient reserves in the amount of such funds.

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(i)          At any time following the occurrence of an Event of Default or a Default, Lender shall have the right to send notice of the assignment of, and Lender’s security interest in, the Receivables to any and all Mortgagor Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower’s Account and added to the Obligations.

(j)          Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Lender or Lender’s designee as such Loan Party’s attorney with power at any time hereafter (i) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Mortgagor Customers, assignments and verifications of Receivables; (iii) in Lender’s Permitted Discretion, to send verifications of Receivables to any Mortgagor Customer; and (iv) to sign such Loan Party’s name on any documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender’s interest in the Collateral and to file same. Following the occurrence of a Default or an Event of Default, and during its continuation, each Loan Party shall hereby constitute Lender or Lender’s designee as such Loan Party’s attorney with additional power (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Loan Parties’ rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; and (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done willfully or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Lender shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Loan Party to such address as Lender may designate and to receive, open and dispose of all mail addressed to any Loan Party.

(k)          Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for any such errors or omissions or delays of any kind determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from Lender’s gross (not mere) negligence or willful misconduct. Following the occurrence of an Event of Default or Default, Lender may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Lender is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

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(l)          No Loan Party will, without Lender’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

4.15        [Reserved].

4.16        Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.17        Exculpation of Lender. Nothing herein contained shall be construed to constitute Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender shall not, whether by anything herein or in any assignment or otherwise, assume any Loan Party’s obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Loan Parties of any of the terms and conditions thereof.

4.18        Environmental Matters.

(a)          Loan Parties shall ensure that the Controlled Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Controlled Real Property except as not prohibited by applicable law or appropriate governmental authorities.

(b)          Loan Parties shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)          Loan Parties shall (i) employ in connection with the use of the Controlled Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Controlled Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Controlled Real Property.

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(d)          In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Controlled Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Controlled Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Controlled Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Controlled Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrower Representative shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Controlled Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

(e)          Loan Parties shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Lender until the claim is settled. Loan Parties shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Controlled Real Property that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender’s security interest in the Controlled Real Property and the Collateral.

(f)          Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Controlled Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, within thirty (30) days after the Borrower Representative receives written notice from the Lender that it do so, Lender may, but without the obligation to do so, for the sole purpose of protecting Lender’s interest in Collateral: (A) give such notices or (B) enter onto the Controlled Real Property (or authorize third parties to enter onto the Controlled Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender and (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Base Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender, any Lender and any Loan Party.

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(g)        Promptly upon the written request of Lender from time to time, which may be made at any time following the discovery of any Hazardous Discharge or the filing of any Environmental Complaint, Loan Parties shall provide Lender, at Loan Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Controlled Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed the Materiality Threshold Lender shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

(h)        Loan Parties shall defend and indemnify each Lender Party and hold each Lender Party, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by such Lender Party under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Controlled Real Property, whether or not the same originates or emerges from the Controlled Real Property or any contiguous real estate, including any loss of value of the Controlled Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of a Lender Party. Loan Parties’ obligations under this Section shall arise upon the discovery of the presence of any Hazardous Substances at the Controlled Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.19         No Other Financing Statements. Except as respects the financing statements filed by Lender and financing statements giving notice of otherwise Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.20         Intellectual Property. Loan Parties shall execute and deliver to Lender for the benefit of all Lender Parties, immediately, either (i) on the Closing Date with respect to any trademarks, patents or copyrights, registered, or to be registered, with the applicable Governmental Body as of the Closing Date, or (ii) upon the creation or acquisition by Loan Party of any trademarks, patents or copyrights, registered, or to be registered, with the applicable federal Governmental Body subsequent to the Closing Date, security agreements with respect thereto, in registrable form, each in form and substance satisfactory to Lender.

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4.21         Mortgages. Loan Parties shall execute and deliver to Lender for the benefit of all Lender Parties, either (i) on the Closing Date, with respect to all Controlled Real Property owned in fee simple by any Mortgagor Customer of an Eligible Mortgage Loan on the Closing Date, or (ii) immediately upon the acquisition in fee simple by any Mortgagor Customer of an Eligible Mortgage Loan of any Real Property subsequent to the Closing Date, an Assignment of Mortgage and Collateral Assignment with respect to such Real Property, together with such title insurance policies (mortgagee’s form), certified surveys, appraisals, and local counsel opinions with respect thereto and such other agreements, documents and instruments which Lender deems reasonably necessary or desirable, in form and substance satisfactory to Lender, including without limitation all terms set forth in the Funding Requirements.

4.22         Execution of Supplemental Instruments. Loan Parties shall execute and deliver to Lender from time to time, promptly upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may reasonably request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

4.23         OFAC. Lender may, at its option, reject, refuse to accept or return any Collateral that Lender determines is, or may be, owed by, or due from, or belongs to, a Sanctioned Person.

5.           REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1         Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party’s corporate (or other organizational) powers, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s Organic Documents or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien (except Permitted Encumbrances) upon any asset of such Loan Party under the provisions of any Organic Document or other instrument to which such Loan Party or its property is a party or by which it may be bound.

5.2         Formation and Qualification.

(a)        Each Loan Party is duly organized and in good standing under the laws of the state or other jurisdiction listed on Schedule 5.2 and is not required to be qualified to do business in any other jurisdiction. Each Loan Party has delivered to Lender true and complete copies of its Organic Documents and will promptly notify Lender of any amendment or changes thereto.

(b)        Each Loan Party’s identification number (if any) assigned to it by the appropriate Governmental Body of the state of its organization, if any, is set forth on Schedule 5.2.

(c)        The Subsidiaries (if any) of each Loan Party as of the Signing Date are as set forth in Schedule 5.2.

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(d)        The Equity Interests of each Loan Party which are authorized, issued and outstanding on the Signing Date are set forth and described in Schedule 5.2.

(e)        This Agreement is, and each Other Document executed by a Loan Party constitutes, the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.3         Tax Returns. Each Loan Party’s federal tax identification number is set forth on Schedule 5.3. Each Loan Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, excepting therefrom, any such charges which are being contested by Loan Parties in good faith in appropriate proceedings after the posting of adequate reserves on the Loan Parties’ books to cover the costs thereof. Federal, state and local income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all Fiscal Years prior to the current Fiscal Year. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.4         Financial Statements.

(a)        The historical audited financial statements of Borrower on a consolidated basis for its most recently completed Fiscal Year, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the annual fiscal period ended on such date, all accompanied by reports thereon containing opinions without qualification by the Accountants, and the historical unaudited financial statements of Borrower on a consolidated basis for that portion of its current Fiscal Year ended with its most recently completed Fiscal Quarter and Fiscal Month for which financial statements have been reported and the related statements of income, changes in stockholder’s equity and changes in cash flow for the fiscal periods ended on such date, (collectively, the “Historical Financial Statements”), copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such Accountants have concurred) and present fairly in all material respects the financial position of the Borrower on a consolidated basis at such dates and the results of its operations for such periods. Since the last day of the Borrower’s most recently completed Fiscal Year, there has been no change in the condition, financial or otherwise, of Loan Parties as shown on the balance sheet of Borrower on a consolidated basis of such date and no change in the aggregate value of machinery, equipment and Real Property owned by them, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has had a Material Adverse Effect.

(b)        The one year cash flow projections (presented on a monthly basis) of the Borrower on a consolidated basis and their projected balance sheets as of the Closing Date, furnished to Lender on the Signing Date (the “Projections”), were prepared by the chief financial officer of Borrower Representative, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ collective judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

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5.5         Name. No Loan Party has been known by any other organization name in the five (5) years preceding the Signing Date and does not sell Inventory under any other name nor has any Loan Party been the surviving organization of a merger or consolidation or acquired all or substantially all of the assets of any Person during the five (5) years preceding the Signing Date.

5.6         OSHA and Environmental Compliance.

(a)        Each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)        Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c)        (i) There are no visible signs, in any material amounts of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party which do not comply in all material respects with all applicable Environmental Laws in respect thereof; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party; (iii) neither the Real Property nor any premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present, in any material amounts on the Real Property or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

5.7         Solvency.

(a)        The Projections are based on underlying assumptions which provide a reasonable basis for the Projections and which reflect the Loan Parties’ judgment, based on present circumstances, of a reasonably likely set of conditions and the Loan Parties’ reasonably likely course of action for the period projected.

(b)        The Projections demonstrate that the Borrower on a consolidated basis will have sufficient cash flow to enable Borrower to pay its debts as they mature.

(c)        Immediately following the execution of this Agreement and the consummation of the transactions contemplated hereby, (i) the assets of the Loan Parties, on a consolidated basis, at a fair valuation and at their present fair saleable value, will be in excess of the total amount of their liabilities (including contingent and unmatured liabilities), (ii) the Loan Parties will be able to pay their Indebtedness as it becomes due and (iii) the Borrower on a consolidated basis will not have unreasonably small capital to carry on its business.

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(d)        All material undisputed Indebtedness owing to third parties by the Loan Parties are current and not past due.

(e)        This Agreement is, and all Other Documents will be, executed and delivered by the Loan Parties, as applicable, to Lender in good faith and in exchange for reasonably equivalent value and fair consideration.

5.8         Litigation. Except as may be disclosed in Schedule 5.8, no Loan Party has to its knowledge, any pending or threatened litigation, arbitration, actions or proceedings which, if determined adversely to it, would be reasonably expected to have a Material Adverse Effect.

5.9         No Indebtedness. No Loan Party has any Indebtedness for borrowed funds on the Closing Date other than (i) the Obligations, (ii) Indebtedness disclosed on Schedule 5.9 and (iii) Indebtedness otherwise permitted under Section 7.9 hereof.

5.10       No Violations. Except as may be disclosed on Schedule 5.10, no Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Loan Party, nor is any Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal.

5.11       Plans. No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan (or has assumed any liability in respect of any Plan) other than those (if any) listed on Schedule 5.11 hereto. Except as set forth in Schedule 5.11, (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) no Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group, and (xii) no Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

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5.12         Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 5.12, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.12. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or which was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been, or will be, maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all proprietary software developed and used by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement.

5.13         Licenses and Permits. Each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.14         No Default of Indebtedness. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness in excess of the Materiality Threshold in principal amount or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.15         No Other Defaults. No Loan Party is in default in the payment or performance of any of its contractual obligations in respect of any Material Agreement.

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5.16         No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect on such Loan Party. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.17         No Labor Disputes. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened or in existence and no labor contract presently existing (if any) is scheduled to expire during the Term.

5.18         Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock,” as those terms are defined in Regulation U of such Board of Governors.

5.19         Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.20         Disclosure. No representation or warranty made by any Loan Party in this Agreement, or in any financial statement, report, certificate or any Other Document furnished in connection herewith, including without limitation the Perfection Certificate, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Loan Parties which Loan Parties have not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.21         No Conflicting Agreements or Orders. No provision of any Material Agreement or judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.22         Application of Certain Laws and Regulations. No Loan Party nor any Affiliate of any Loan Party is subject to any law which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.23         Business and Property of Loan Parties. Upon and after the Signing Date, Loan Parties do not propose to engage in any business other than business conducted by the Loan Parties on the Signing Date and activities necessary to conduct the foregoing. On the Signing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

5.24         Hedge Contracts. No Loan Party is party to any Hedge Contract, except a Permitted Hedge Contract.

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5.25         Real Property. No Loan Party has any interest as owner or tenant in any Real Property except as disclosed on Schedule 5.25.

5.26         Deposit Accounts. No Loan Party has any Deposit Accounts, except as listed on Schedule 5.26.

5.27         Anti-Terrorism Laws. No Covered Entity (a) is a Sanctioned Person (b) has assets located in a Sanctioned County or in possession, custody or control of a Sanctioned Person, (c) derives revenue from investments in or transactions with Sanctioned Persons or Sanctioned Countries or (d) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

5.28         Brokers. No Loan Party has retained the services of any broker to assist such Loan Party in obtaining the benefits of this Agreement unless (i) such broker has been paid (or is paid on the Closing Date) the full amount due such broker in such regard, and (ii) such broker executes in favor of Lender a broker’s release and waiver letter in form and substance satisfactory to Lender on or prior to the Signing Date.

5.29         REIT Status. The Borrower qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Code to allow it to maintain its status as a REIT.

6.           AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1         Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Account, Pledged Account or Concentration Account. Lender may, without making demand, charge Borrower’s Account for all such fees and expenses.

6.2         Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, trade names, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and Material Agreements; (c) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Loan Party; and (d) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

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6.3         Requirements of Law. Comply at all times, in all material respects, with all requirements of Law, and promptly notify Lender in writing of any violation by any Loan Party of any Law which violation could reasonably be expected to have a Material Adverse Effect.

6.4         Government Receivables. If requested by Lender to do so in respect of any Receivable at any time after a Default or Event of Default exists, regardless of amount, take all steps necessary to protect Lender’s interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.5         Taxes. (a) file, prior to delinquency, all federal income, payroll and unemployment and other material tax returns which it is required to file; (b) pay, or provide for the payment, when due, of all income and franchise taxes, payroll taxes, value added taxes, assessments and other governmental charges against it or upon its property, income and franchises; (c) make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items; and (d) provide to Lender, upon its request, satisfactory evidence of its timely compliance with the foregoing; provided, however, so long as the Borrower Representative has notified Lender in writing, no Loan Party need pay any such amount referred to in clause (b) above to the extent such amounts are being Properly Contested.

6.6         Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may reasonably request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

6.7         Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including any in respect of its Material Agreements, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lender.

6.8         Standards of Financial Statements. Cause all financial statements referred to herein as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

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6.9         Life Insurance. On the Closing Date, cause a “key person” term life insurance policy to be obtained and maintained thereafter for the term of this Agreement on the life of the Principal (and his or her successors in office, as the case may be) in the minimum amount of Five Hundred Thousand Dollars ($500,000), with Lender shown as beneficiary thereon and assignee thereof, such assignment to be in form and substance satisfactory to Lender, and to be accompanied by the original of the policy being assigned.

6.10       Anti-Terrorism Laws. Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Lender in writing upon the occurrence of a Reportable Compliance Event.

6.11       Post-Closing Matters. The Loan Parties shall complete the actions specified in Schedule 6.10 within the time periods specific therein, or such longer period of time or Lender may agree to in writing in its sole discretion.

6.12       Servicing Agent. Borrower shall, subject to the terms and conditions herein set forth, act as servicing agent for Lender in connection with the Eligible Mortgage Loans, including performance of the following services:

(a)        collect on a monthly basis all principal and interest due from each Mortgagor Customer under the Mortgage Notes and any other Mortgage Loan Document;

(b)        collect any other revenue due in connection with the Mortgage Notes, and any other Mortgage Loan Document, and any other revenue due in connection with matters relating to any Real Property, including, without limitation, any rents, security deposits, additional rent, direct and indirect operating costs, tenant improvement charges, and any amounts due in connection with or as a result of any casualty or exercise of eminent domain;

(c)        except as otherwise provided herein, instruct all Mortgagor Customers to remit all payments in respect of the Mortgage Notes to the Blocked Account in accordance with Section 4.14(d);

(d)        cause each Mortgagor Customer to keep the Real Property owned by such Mortgagor Customer insured in accordance with Annex Two, Part 1;

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(e)        cause each Mortgagor Customer to pay on or before the date when due, any and all general and special city and county taxes of every kind and nature, any and all real estate and ad valorem taxes, personal property taxes, assessments, water rates, sewer rents, fines, impositions, levies, permits, inspection and license fees, all special assessments for public improvements (without permitting any improvement bond to be issued for special assessments) and all other charges now or hereafter levied or imposed upon or assessed against the Real Property owned by such Mortgagor Customer or any part thereof by any municipality or other governmental authority or upon the revenues, rents, issues, income and profits of such Real Property or arising in respect of the occupancy, use or possession thereof or the use of walks, chutes, areas and other space beyond the lot line of such Real Property and on or abutting the public sidewalks and/or highways in front or adjoining such Real Property or pursuant to any environmental protection act for the use of any furnace, compactors, incinerators, parking areas or for other matters covered by any such act, together with any penalties and interest on any of the foregoing (hereinafter collectively referred to as “Taxes”), and in the event of a default thereof, Lender may pay the same, which costs shall be secured by the Liens granted pursuant to this Agreement with interest thereon as herein provided. Borrower will repay all such costs upon demand. Borrower shall notify Lender immediately upon receipt by Borrower of any notice of increase in the assessed value of the Real Property, or any portion thereof, and agrees that Lender, in the name of any Mortgagor Customer, may (but shall not be obligated to) contest by appropriate proceedings such increase in assessment. Borrower agrees to notify Lender and the appropriate taxing authorities immediately upon the happening of any event which does or may affect the value of the Real Property, or any portion thereof, the basis of the Real Property, or any portion thereof, or the availability of any exemption to which Borrower is or may be entitled;

(f)        notify Lender of any default by any Mortgagor Customer under the terms, covenants and conditions of any Mortgage Loan Collateral within five (5) days after the date Borrower discovers such default;

(g)        notify the appropriate Mortgagor Customer of any default under the terms of any Mortgage Loan Collateral in accordance with the terms of the applicable Mortgage Loan Documents, and otherwise communicate with such Mortgagor Customer on Lender’s behalf as and when required pursuant to the terms of such Mortgage Loan Documents. At Lender’s option, after the discovery of any default by a Mortgagor Customer, Borrower shall refer the matter to Lender’s attorneys, whereafter Borrower shall cooperate with said attorneys in connection therewith, including, without limitation, in connection with any action to foreclose on such defaulted Mortgage Loan Collateral;

(h)        notify Lender of (1) any abandonment by a Mortgagor Customer of such Mortgaged Property or a closure of its business; (2) Borrower’s receipt of a notice from a Mortgagor Customer alleging that Lender is in default in the performance of its obligations under the Mortgage Loan Collateral or that any other right, entitlement, protection or condition for the benefit of a Mortgagor Customer is not being observed, performed or satisfied; (3) Borrower’s receipt of any notice of a proposed or threatened exercise of the right of eminent domain with respect to the Real Property or any portion thereof; and (4) any casualty, damage or injury to the Real Property or a portion thereof which could create a risk of a material, immediate diminution in the revenue earned by or generated from the Real Property;

(i)        communicate with each Mortgagor Customer on all matters concerning such Mortgagor Customer’s Mortgage Loan Collateral and promptly forward to Lender upon its request copies of all notices, correspondence, bills, invoices, documents and instruments by or between each Mortgagor Customer or Borrower or otherwise received by Borrower with respect to the Mortgage Loan Collateral or the Real Property;

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(j)        cooperate and assist in any legal proceedings by or against Lender or any Lender with regard to the Mortgage Loan Collateral or the Real Property and involving third parties;

(k)        following an event of a default by any Mortgagor Customer which is not timely cured within any applicable notice and cure period, promptly advise Lender thereof, and take such action as may be necessary or appropriate with respect to such default, including, without limitation, retaining counsel on Lender’s behalf, but at Borrower’s sole cost and expense, to foreclose the defaulting Mortgage Loan Collateral. Lender shall not be responsible for advancing the fees and disbursements of counsel in connection with any legal proceedings commenced in connection with the Mortgage Loan Collateral, but shall fully cooperate with and assist counsel in connection therewith;

(l)        maintain and keep in good order separate, accurate and complete accounts and records (other than books of account maintained by Lender’s accountants) for Lender, and maintain orderly files containing records of interest and principal paid, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, and all other documents and papers pertaining to the Mortgage Loan Collateral and the Real Property or the operation thereof;

(m)        at Lender’s option, either audit and verify the accuracy of any statements and information required to be submitted by any Mortgagor Customer with respect to its Mortgage Loan Collateral or refer said matter to Lender’s accountants and cooperate with said accountants in the conduct of any such audit;

(n)        take service, if requested, for Lender of legal notices; advise Lender’s attorneys as promptly as possible of such service; advise Lender of the receipt of information concerning any claim of injury, damage or other liability against Lender or any Lender and, to the extent available, other relevant information concerning such claim; and provide copies of all relevant legal papers to Lender’s attorneys. Borrower will give notice of claims and forward documents to Lender’s insurance carrier whenever appropriate, and furnish Lender with copies of insurance claims made against or on behalf of Lender; and

(o)        generally, do all things reasonably deemed necessary or desirable for the proper servicing of Mortgage Loan Collateral.

6.13       Servicing.

(a)        Each Loan Party covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with the Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Obligations have been paid in full or (iii) the transfer of servicing approved by the Loan Parties.

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(b)        If the Mortgage Loans are serviced by the Loan Parties, (i) the Loan Parties agree that the Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the “Servicing Records”), and (ii) the Loan Parties grant the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Loan Parties or their designee to service in conformity with this Section and any other obligation of the Loan Parties to the Lender. The Loan Parties covenant to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee at the Lender’s request.

(c)        If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the “Servicer”), the Loan Parties (i) shall provide a copy of the servicing agreement to the Lender, which shall be in form and substance acceptable to the Lender (the “Servicing Agreement”), and (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit C hereto (a “Servicer Notice”) and shall cause the Servicer to acknowledge and agree to the same. Any successor or assignee of a Servicer shall be approved in writing by the Lender and shall acknowledge and agree to a Servicer Notice prior to such successor’s assumption of servicing obligations with respect to the Mortgage Loans.

(d)        If the servicer of the Mortgage Loans is a Loan Party or the Servicer is an Affiliate of a Loan Party, such Loan Party shall provide to the Lender a letter from such Loan Party or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Servicing Agreement and in any event transfer servicing to the Lender’s designee, at no cost or expense to the Lender, it being agreed that the Loan Parties will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Lender.

(e)        After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Lender, the Loan Parties will have no right to modify or alter the terms of such Mortgage Loan and the Loan Parties will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided herein.

(f)        In the event the Loan Parties or their Affiliate are servicing the Mortgage Loans, the Loan Parties shall permit the Lender from time to time to inspect the Loan Parties’ or their Affiliates’ servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Loan Parties or their Affiliates, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

6.14         Termination of Servicing Duties. At any time following an Event of Default, Lender may elect to discontinue a Loan Party’s duties pursuant to Section 6.13 of this Agreement. Following any such election by Lender, Lender shall designate and retain a subsidiary, affiliate or agent of Lender (“Lender’s Designee”) to perform said duties. Promptly after being discharged of its duties in accordance with the terms of this Section 6.14, such Loan Party shall forward to Lender or Lender’s Designee any amounts then being held by any Loan Party in connection with the Mortgage Loan Collateral or the Real Property.

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6.15         Lender Communications. As long as there is no Event of Default, (a) Lender shall permit Loan Parties to communicate with the Mortgagor Customers on Lender’s behalf on all matters concerning the Mortgage Loan Collateral and the Real Property, and (b) if Lender requests or requires additional information or communication with any Mortgagor Customer, Lender shall forward a request for same to Borrower Representative who shall then use its best efforts to obtain such information or forward such communication to such Mortgagor Customer. Following an Event of Default, Lender, at its sole option, may communicate directly with any Mortgagor Customer on any and all matters concerning the Mortgage Loan Collateral.

6.16         Periodic Due Diligence Review. The Loan Parties acknowledge that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Loan Parties agree that upon reasonable (but no less than one (1) Business Day’s) prior notice to the Borrower Representative, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Loan Parties. The Loan Parties also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Loan Parties acknowledge that the Lender may make Loans to the Loan Parties based solely upon the information provided by the Loan Parties to the Lender and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Loan Parties agree to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Loan Parties. The Loan Parties further agree that the Loan Parties shall reimburse the Lender for any and all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender’s activities pursuant to this Section 6.16, provided that Loan Parties shall not be responsible to reimburse Lender with respect to more than four (4) such inspections per calendar year unless a Default or Event of Default shall have occurred.

6.17         REIT Status. The Borrower shall at all times maintain its status as a REIT.

6.18         Additional Mortgage Loans. Borrower shall at all times pledge to Lender Additional Mortgage Loans having a Collateral Value of not less than $2,500,000, which Additional Mortgage Loans shall be held as Collateral but shall not be included in the Borrowing Base for borrowing purposes.

7.           NEGATIVE COVENANTS.

Subsequent to the Signing Date, no Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, until satisfaction in full of the Obligations and termination of this Agreement:

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7.1         Merger, Consolidation and Acquisitions. Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except that, to the extent multiple Loan Parties exist at any time, so long as Borrower Representative gives Lender at least thirty (30) days advance written notice to such effect, (i) any Loan Party may merge into, or consolidate with, any other Loan Party, so long as a Loan Party is the survivor of such merger or consolidation, (ii) any Loan Party may acquire all or any substantial portion of the assets or Equity Interests of any other Loan Party.

7.2         Sales of Assets. Sell, lease, transfer or otherwise dispose of any of its properties or assets, including any Collateral except as permitted in Section 4.3 hereof.

7.3         Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.4         Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lender, the Bank, the Issuers, or the Lender in connection with this Agreement and the transactions contemplated herein) except (a) guarantees made in the Ordinary Course of Business up to an aggregate amount not exceeding the Materiality Threshold; (b) the endorsement of checks for collection in the Ordinary Course of Business; and (c) guarantees made by one Loan Party of the Obligations of another Loan Party or Loan Parties.

7.5         Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, including, without limitation the acquisition of all, or substantially all, or any material portion of the assets or Equity Interests of a Person or the assets of (a) any division or line of business of a Person and (b) any partnership or joint venture; provided, however, in Lender’s sole and absolute discretion and so long as (i) there does not exist a Default or Event of Default or a Default or Event of Default would not result therefrom and (ii) such investment is made no later than ninety (90) days after the Closing Date, Borrower may make a one-time investment up to $1,750,000 in the Bond Subsidiary to consummate a Permitted Bond Transaction (a “Permitted Bond Subsidiary Investment”).

7.6         Loans. Make advances, loans or extensions of credit to any Person, including particularly, but without limitation, to any Subsidiary or any other Affiliate, except (i) loans made to Mortgagor Customers of Eligible Mortgage Loans in the Ordinary Course of Business, (ii) Designated Mortgage Loans described on Schedule 7.3(a) and in effect on the Closing Date, and (iii) Designated Participation Loans described on Schedule 7.3(b) and in effect on the Closing Date.

7.7         Dividends. Declare, pay or make any dividend or distribution on any shares of Equity Interests of any Loan Party (other than dividends or distributions payable in its Equity Interests, or split-ups or reclassifications of its Equity Interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any Equity Interests of any Loan Party; provided, however, so long as there does not exist a Default or Event of Default, or a Default or Event of Default would not result therefrom, (a) any Subsidiary of a Borrower may pay dividends or make other distributions to such Borrower, (b) Borrower may make a one-time distribution in connection a Permitted Bond Subsidiary Transaction, and (c) Borrower may make cash distributions to its equity holders on a quarterly basis, so long as (i) Borrower’s average Undrawn Availability for the immediately preceding ninety (90) days is not less than $500,000, and (ii) after giving effect to such distribution and any Revolving Loans funded in connection therewith, Borrower shall have a minimum pro forma Undrawn Availability as of the date of consummation of such distribution and on an average basis for the ninety (90) days immediately thereafter of not less than $500,000.

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7.8         [Reserved].

7.9         Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of commercial trade debt incurred in the Ordinary Course of Business) except in respect of (i) Indebtedness to Lender; (ii) Permitted Subordinated Debt; (iii) the Existing Loans, pending their full payment on the Closing Date; (iv) Permitted Hedge Contracts; (v) Indebtedness of the Bond Subsidiary under a Permitted Bond Transaction governed by Permitted Bond Transaction Documentation and (vi) purchase money Indebtedness incurred for Capital Expenditures otherwise permitted to be made under this Agreement.

7.10        Nature of Business. Substantially change the nature of the business in which it is engaged, on the Signing Date, or, except as otherwise specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.11        Transactions with Affiliates. Except as set forth on Schedule 7.11 hereto, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (i) transactions which do not exceed the Materiality Threshold, individually or collectively, (ii) other transactions, in excess of the Materiality Threshold, individually or collectively, which occur in the Ordinary Course of Business, on an arm’s length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, and which have been fully disclosed to Lender, (iii) transactions described in, and governed by, Section 7.5 or 7.7 hereof (as to which neither of clauses (i) or (ii) of this Section 7.11 shall be applicable) and (iv) Designated Mortgage Loans or Designated Participation Loans in existence on the Closing Date.

7.12        Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 8.5 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed the Materiality Threshold in any one Fiscal Year of Loan Parties.

7.13        Subsidiaries. Either: (a) create or acquire any Subsidiary; (b) enter into any partnership, joint venture or similar arrangement; or (c) dispose of any Equity Interests of any Subsidiary; provided, however so long as no Default or Event of Default shall have occurred or would result therefrom and subject to the satisfaction of such additional requirements as Lender may establish in its sole and absolute discretion, Borrower may create the Bond Subsidiary in connection with a Permitted Bond Transaction. Without limitation of the foregoing, if and to the extent any Subsidiary is created or acquired hereafter with Lender’s prior written consent, then, as a condition to such consent becoming effective, each such Subsidiary (other than the Bond Subsidiary), must be joined as a Loan Party hereunder (either as a borrower or a Guarantor, as determined by Lender), on terms satisfactory to Lender. MBC Funding-1, Inc., a New York corporation, is and shall remain inactive, shall have no material assets or business operations, and shall be dissolved by not later than May 31, 2015.

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7.14         Fiscal Year and Accounting Changes. Change its Fiscal Year from that in use on the Signing Date or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.15         Pledge of Credit. Pledge (or purport to pledge) Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business as conducted on the Signing Date.

7.16         Amendment of Documents. Amend, modify or waive any term or provision of its Organic Documents or any Material Agreement, unless (i) required by law to do so or (ii) such amendment, modification or waiver does not cause any contravention of, or conflict with, any material term or condition of this Agreement and would not otherwise reasonably be expected to have a Material Adverse Effect.

7.17         Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.11(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.11, (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.18         Prepayment of Indebtedness. Except as permitted in Section 7.19 hereof, at any time, directly or indirectly, either (i) prepay any Indebtedness (other than to Lender or Bank), or (ii) prior to its stated maturity, repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party or any Subsidiary of any Loan Party.

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7.19         Payment of Subordinated Debt. At any time, directly or indirectly pay the principal of, interest on or any other charge or fee in respect of any Permitted Subordinated Debt then outstanding except as expressly permitted by the Subordination Agreement applicable thereto.

7.20         Deposit Accounts. Open any Deposit Account unless a Blocked Account Agreement or Pledged Account Agreement, as appropriate, is first executed in respect thereof.

7.21         Reserved.

7.22         Limitations on Release of Mortgagor Customers. Borrower shall not, without the prior written consent of Lender, do any of the following: (i) release any Mortgagor Customer, or any guarantor of a Mortgage Loan from any liability to Borrower under any Mortgage Loan Documents other than in connection with a full repayment of such Mortgage Loan; (ii) release any collateral securing any Mortgage Loan other than in connection with a full repayment of such Mortgage Loan; or (iii) subordinate any obligation owing to Borrower or any Lien granted to Borrower, under any Mortgage Loan. Borrower recognizes and agrees that any such release or subordination by Borrower (even if not consented to by Borrower) shall automatically deem the subject Mortgage Loan ineligible for borrowing purposes. Borrower shall provide Lender with at least five (5) Business Days prior written notice of any such release or subordination.

7.23         Underwriting Guidelines. Loan Parties shall not modify its Underwriting Guidelines without the prior written consent of Lender.

8.           FINANCIAL COVENANTS.

Loan Parties shall, until payment in full of the Obligations and termination of this Agreement comply with financial covenants set forth in Section 8.1 through 8.3 below:

8.1         Controlling Definitions. As used in this Article VIII:

“Capital Expenditures” shall mean all expenditures (or commitments to make expenditures) of Borrower on a consolidated basis for fixed or capital assets (including any made or committed to be made pursuant to capitalized leases) which, in accordance with GAAP, constitute capital expenditures in the period made.

“Capitalized Lease Obligations” shall mean any Indebtedness of Borrower on a consolidated basis represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“EBITDA” shall mean, for any fiscal period the sum of (i) net income (or loss) of Borrower on a consolidated basis (as applicable) for such period (excluding extraordinary gains and losses), plus (ii) to the extent deducted in determining such net income (or loss) of Borrower on a consolidated basis, the following: (A) all interest expense of Borrower on a consolidated basis for such period; and (B) all charges against income of Borrower on a consolidated basis for such period for federal, state and local taxes actually paid; (C) depreciation expenses of Borrower on a consolidated basis for such period; and (D) amortization expenses of Borrower on a consolidated basis for such period.

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“Fixed Charge Coverage Ratio” shall mean and include, with respect to any applicable Test Period of Borrower on a consolidated basis, the ratio of (a) EBITDA for such Test Period, minus any Unfinanced Capital Expenditures made during such period, minus distributions and dividends made during such period, minus, all charges against income of Borrower on a consolidated basis for such period for federal, state and local income taxes actually paid during such period to (b) Fixed Charges for such Test Period.

“Fixed Charges” shall mean and include, with respect to any applicable fiscal period of Borrower on a consolidated basis, the sum of (i) all scheduled payments (excluding mandatory prepayments) of principal made on Funded Indebtedness of Borrower on a consolidated basis outstanding during such period (excluding Revolving Advances), plus (ii) all interest expense of Borrower on a consolidated basis (including Revolving Advances) during such period, plus (iii) all capitalized lease payments of Borrower on a consolidated basis made during such period.

“Funded Indebtedness” shall mean (with duplication) all Indebtedness: (i) for money borrowed, including the Advances, (ii) which is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) for the deferred payment for a term of one (1) year or more of the purchase price of any asset, (iv) consisting of Capitalized Lease Obligations, (v) consisting of reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (vi) consisting of guaranties of any Indebtedness described in clauses (i) through (vi) hereof owing by another Person.

“Leverage Ratio” shall mean, as at any particular date, the ratio of (a) Funded Indebtedness of Borrower on a consolidated basis determined in accordance with GAAP, to (b) EBITDA the twelve (12) Fiscal Months then ended.

“Net Worth” shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower on a consolidated basis as may properly be classified as such in accordance with GAAP, less (b) the aggregate amount of all liabilities of the Borrower on a consolidated basis as may properly be classified as such in accordance with GAAP.

“Senior Debt” shall mean the Obligations.

“Senior Debt to Tangible Net Worth Ratio” shall mean, as of any date of determination, the ratio of (a) the Senior Debt on such date, to (b) Tangible Net Worth of Borrower on a consolidated basis.

“Tangible Net Worth” shall mean at a particular date, Net Worth less the sum of the following on such date: (i) all “intangible assets” of the Borrower on a consolidated basis as may be properly classified as such in accordance with GAAP, and (ii) the aggregate amount of all Indebtedness owed to Borrower (or any of them) by any of its Affiliates.

“Test Period” shall mean each twelve (12) month period ending at the end of each Fiscal Month or such other period as specified in the Agreement.

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“Unfinanced Capital Expenditures” shall mean Capital Expenditures not financed by the incurrence of purchase money Indebtedness permitted to be incurred pursuant to Section 7.8.

8.2         Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the end of each Fiscal Quarter for the Test Period then ended, beginning with the Fiscal Quarter ending March 31, 2015 of not less than (i) 1.25 to 1 prior to the payment of any dividend and (ii) 1.0 to 1 after giving effect to any dividends.

8.3         Senior Debt to Tangible Net Worth Ratio. Fail to maintain at the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2015, a Senior Debt to Tangible Net Worth Ratio of not more than 2.50 to 1.

9.           CONDITIONS PRECEDENT.

9.1         Conditions to the Initial Advance. The agreement of Lender to make the Initial Advance requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent (in addition to, and cumulative with, any such conditions precedent set forth and described in the Commitment Letter relative hereto):

(a)        Loan Documents. Lender shall have received this Agreement (including all Schedules and Exhibits), the Notes and any Other Documents to which Loan Parties, or a Loan Party are parties, duly executed and delivered by a Designated Officer of each applicable Loan Party;

(b)        Filings, Registrations, Recordings and Searches. (i) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, under applicable law or otherwise as reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; (ii) the Lender shall also have received UCC, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as Lender shall require, and the results of such searches shall be satisfactory to Lender; and (iii) Lender shall have received from Borrower Representative, for each Loan Party, a perfection certificate, the form of which shall be supplied by Lender to Borrower Representative prior to the Closing Date;

(c)        Secretary’s Certificates. Lender shall have received a certificate of the Secretary (or Assistant Secretary) of each Loan Party, dated the Signing Date, in form and substance acceptable to Lender, certifying as to (i) the incumbency and signature of the officers (or other representatives) of each Loan Party executing this Agreement and any Other Documents, and (ii) the authorizations by the board of directors (or other governing body) of such Loan Party to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Agreement and the Other Documents; and including therewith copies of the Organic Documents of such Loan Party as in effect on the Signing Date;

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(d)        Good Standing Certificates. Lender shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Signing Date, issued by the secretary of state or other appropriate official of each Loan Party’s jurisdiction of organization and each jurisdiction where the conduct of each Loan Party’s business activities or the ownership of its properties necessitates qualification;

(e)        Legal Opinion. Lender shall have received the executed legal opinion of legal counsel to the Loan Parties, in form and substance satisfactory to Lender, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and all Other Documents such as Lender may reasonably require, and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Lender;

(f)        No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could, in the reasonable opinion of Lender, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(g)        Material Agreements. Lender shall have reviewed all Material Agreements and been satisfied therewith, in its sole credit judgment;

(h)        Collateral Examination. Lender shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest, and Equipment of each Loan Party and all books and records in connection therewith;

(i)        Fees. Lender shall have received all fees and expenses payable to Lender on or prior to the Closing Date pursuant hereto or under any Other Document, provided that all fees and expenses payable on the Signing Date shall have been paid on or prior to the Signing Date;

(j)        Financial Statements. Lender shall have received copies of the Projections and copies of the Historical Financial Statements, each of which shall be satisfactory in all respects to Lender;

(k)        Insurance. Lender shall have received in form and substance satisfactory to Lender, (i) evidence that adequate insurance, including, without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Loan Parties’ insurance broker containing such information regarding Loan Parties’ casualty and liability insurance policies as Lender shall request and naming Lender as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Loan Parties’ insurer naming Lender as lenders loss payee and mortgagee, as applicable;

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(l)        Life Insurance. Lender shall have received from Borrower Representative an assignment of life insurance on the life of the Principal in accordance with Section 6.9, such assignment to be in form and substance satisfactory to Lender and to be accompanied by the original of the policy being assigned;

(m)        Blocked Accounts. Lender shall have received duly executed agreements establishing the Concentration Account and any Blocked Accounts to the extent required under Section 4.14 to be delivered on the Closing Date;

(n)        Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary;

(o)        No Adverse Material Change. Since February 31, 2013 there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Loan Party or any Subsidiary and no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

(p)        Landlord’s Agreements, Etc. Unless Lender otherwise has agreed to waive such requirement in one or more instances (and impose reserves with the Borrowing Base in regard thereto), Lender shall have received waivers or related agreements satisfactory to Lender with respect to all premises leased by, licensed to or otherwise used by Loan Parties at which Inventory or Equipment is located or in which Inventory is otherwise being processed, finished or stored, such waivers or related agreements to be in form and substance satisfactory to Lender;

(q)        Pledge Agreements. Lender shall have received a pledge agreement from Borrower in respect of the Equity Interests of each Subsidiary owned by it (limited, in the case of Foreign Subsidiaries, to sixty-five percent (65%) of such Equity Interests), in form and substance satisfactory to Lender (the “Subsidiary Pledge Agreement”;

(r)        Intellectual Property. To the extent any Loan Party owns any trademarks or patents (or applications therefor) which are registered with the United States Patent and Trademark Office, or any copyrights (or applications therefore) which are registered with the United States Copyright Office, such Loan Party shall have executed in favor of Lender and Intellectual Property, Security Agreement, in form and substance satisfactory to Lender;

(s)        Closing Certificate. If the Signing Date precedes the Closing Date, Lender shall have received a closing certificate signed by a Designated Officer of each Loan Party dated the Closing Date, in form and substance satisfactory to Lender, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date, no Default or Event of Default has occurred or is continuing;

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(t)        Undrawn Availability at Closing. Lender shall have received evidence satisfactory to it to the effect that after giving effect to the making of the initial Advances hereunder, Borrower shall have on the Closing Date Undrawn Availability of at least One Million Dollars ($1,000,000), it being agreed that such requirement shall only apply on the Closing Date and not thereafter;

(u)        Additional Mortgage Loans. Borrower shall have pledged to Lender on the Closing Date Eligible Mortgage Loans having a Collateral Value of not less than $2,500,000 (the “Additional Mortgage Loans”), which Additional Mortgage Loans shall be maintained as Collateral for the Obligations but shall not be part of the Borrowing Base;

(v)        Cash Collateral. Lender shall have received cash collateral in the sum of not less than $500,000, to be held pursuant to a cash collateral agreement in form and substance satisfactory to Lender.

(w)        Existing Loans. The Existing Lender shall have issued a pay off letter in respect of the Existing Loans, to be in form and substance satisfactory to Lender, pursuant to which it shall have agreed to release all existing Lender Liens upon receipt of full payment of the Existing Loan on the Closing Date;

(x)        Guaranty. Lender shall have received from the Guaranties, in form and substance satisfactory to Lender, from the Principal and DAG Funding;

(y)        Corporate and Legal Structure. Lender shall be satisfied with the corporate and legal structure and capitalization of Borrower and its Subsidiaries;

(z)        Long Term Indebtedness. Lender shall be reasonably satisfied with the terms and conditions of any existing long-term Indebtedness of the Loan Parties and Guarantors to remain outstanding after the Signing Date, and to the extent requested by Lender, each holder of such long-term Indebtedness shall have entered into a Subordination Agreement with Lender;

(aa)       Computer Information Systems. Lender shall be satisfied with Loan Parties’ computer information systems and Loan Parties’ ability to report information to Lender regarding the Collateral and Loan Parties’ financial condition; and

(bb)       All Other Matters. Lender shall have received all Other Documents which Lender determines to be necessary to consummate the transactions contemplated to occur on or after the Signing Date pursuant to this Agreement, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated herein shall be satisfactory in form and substance to Lender and its legal counsel.

9.2         Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the Initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

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(a)        Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document (including without limitation those made in Annex Two hereto) to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(b)        No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated hereby; provided, however that Lender, in its sole and absolute discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c)        Maximum Revolving Advances. In the case of any Revolving Advance requested to be made, after giving effect thereto, the aggregate amount of all Revolving Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof; and

(d)        Funding Requirements. As to each Revolving Advance made, the Funding Requirements shall have been completely fulfilled.

Each request for an Advance by any Loan Party hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

10.         INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

10.1         Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Mortgagor Customer or other obligor.

10.2         Schedules. Deliver to Lender on or before the fifteenth (15th) day of each calendar month as and for the prior month (a) Receivables agings, and (b) accounts payable agings. In addition, each Loan Party will deliver to Lender at such intervals as Lender may require: (i) confirmatory assignment schedules, (ii) copies of each Mortgagor Customer’s invoices, and (iii) such further schedules, documents and/or information regarding the Collateral as Lender, in its sole credit judgment, may require including, without limitation, trial balances and test verifications. Lender shall also have the right to confirm and verify all Receivables by any manner and through any medium it considers commercially advisable and do whatever it may deem commercially necessary to protect its interests hereunder. The items to be provided under this Section shall be in form satisfactory to Lender and executed by the Borrower Representative and delivered to Lender from time to time solely for Lender’s convenience in maintaining records of the Collateral, and any failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender’s Lien with respect to the Collateral.

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10.3         Environmental Compliance Certificate. Furnish Lender, at its request from time to time, with a certificate signed by a Designated Officer of Borrower Representative stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Loan Party will implement in order to achieve full compliance.

10.4         Litigation. Promptly notify Lender in writing of (i) any Commercial Tort Claim arising in a Loan Party’s favor subsequent to the Signing Date or (ii) any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Loan Party.

10.5         Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party in respect of any Indebtedness which, individually or when aggregated, exceeds the Materiality Threshold which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (e) the termination (or receipt of notice of pending termination) of any Material Agreement; and (f) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action that Loan Parties propose to take with respect thereto.

10.6         [Reserved].

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10.7         Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each Fiscal Year of Borrower, financial statements of Borrower on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lender (the “Accountants”). The report of the Accountants shall, if requested by the Lender, be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by the Financial Covenants. In addition, the reports shall be accompanied by a certificate of a Designated Officer of the Borrower Representative which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by the Financial Covenants.

10.8         Quarterly Financial Statements. Furnish Lender within forty five (45) days after the end of each Fiscal Quarter, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrower reflecting results of operations from the beginning of the Fiscal Year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices but in accordance with GAAP and complete and correct in all material respects, subject to normal year end adjustments (together with comparative reports for the corresponding period(s) in the prior Fiscal Year and for the projected reports for the current Fiscal Year required under Section 10.13). The reports shall be accompanied by a certificate signed by a Designated Officer of the Borrower Representative, substantially in the form of Exhibit 10.8 (a “Compliance Certificate”), which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by the Financial Covenants.

10.9         Reserved.

10.10       Borrowing Base Certificate. Deliver to Lender a certificate of a Designated Officer of Borrower Representative (a “Borrowing Base Certificate”) in the form of Exhibit 10.10 hereto or in such other form as maybe required or approved by Lender from time to time, which shall state Borrower’s Borrowing Base as of the date thereof (including a calculation of such Borrowing Base). This Borrowing Base Certificate shall be delivered monthly, by the second Business Day of each calendar month, as of the last Business Day of the preceding calendar month, and shall be supplemented by a monthly reconciliation to the financial statements of Borrower for such Fiscal Month delivered pursuant to Section 10.9, with each such reconciliation to be delivered coincident with the delivery of such financial statements pursuant to said Section 10.9, and to be in form satisfactory to Lender, which shall include a reconciliation and “roll forward” from the prior month’s reporting thereof pursuant to Section 10.2.

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10.11         Other Reports. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Loan Party shall send to the owners of its Equity Interests generally or filed with the Securities and Exchange Commission or any other Government Authority.

10.12         Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party’s opening or establishing of any new Collateral Location or any Loan Party’s closing of any existing Collateral Location, and (c) promptly upon any Loan Party’s learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

10.13         Projected Operating Budget. Furnish Lender, no later than thirty (30) days prior to the beginning of each Borrower’s Fiscal Years, commencing with its first Fiscal Year ending after the Signing Date, the following projections, on a month-to-month basis for such Fiscal Year, for Borrower and its Subsidiaries, on a consolidated and consolidating basis, to-wit operating budget, balance sheet, income statement, statement of cash flow, Financial Covenant compliance (including projected amounts of all financial components used in determining compliance) and borrowing availability, such projections to be accompanied by a certificate signed by a Designated Officer of the Borrower Representative to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

10.14         Reserved.

10.15         Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

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10.16         ERISA Notices and Requests. Furnish Lender with immediate written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

10.17         Intellectual Property. Notify Lender promptly if, subsequent to the Signing Date, any Loan Party applies for, or acquires, any patent, trademark or copyright registered (or registrable) under the federal law, and execute and deliver to Lender, upon request, such documents and agreements as Lender may request to evidence, confirm or perfect Lender’s Lien on and security interest in such Collateral.

10.18         Additional Documents. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

10.19         Mortgage File Reports. On the fifteenth (15th) day of each calendar month, the Borrower shall provide the Lender with a report with respect to each Mortgage File, which report shall include, among other items, (a) a summary of each Loan Party's delinquency and loss experience and payment history with respect to all Mortgage Loans pledged to Lender, plus any such additional reports as the Lender may reasonably request with respect to each Loan Party’s or any servicer's servicing portfolio or pending originations of Mortgage Loans and (b) any other information reasonably requested by Lender with respect to the Mortgage Loans.

11.         EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

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11.1         Obligations. Failure by any Loan Party to pay any Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

11.2         Misrepresentations. Any representation or warranty of any material fact, circumstance or condition made or deemed made by any Loan Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made (other than the representations and warranties set forth in Annex Two, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless (i) the Loan Parties shall have made any such representations and warranties with knowledge that they were false or misleading at the time made or (ii) any such representations and warranties have been determined by the Lender in its sole discretion to be false or misleading on a regular basis);

11.3         Financial Information. Failure by any Loan Party to (i) furnish financial information required by Sections 10.2, 10.7, 10.8 and 10.10 when due (ii) any other information when requested pursuant hereto which is unremedied for a period of three (3) Business Days, or (iii) permit the inspection of its books or records by Lender when requested pursuant hereto;

11.4         Liens. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party’s property which is not stayed or lifted within thirty (30) days (but not later than its being executed, however);

11.5         Covenants. Either (i) except as otherwise provided in Section 11.3(i) above or clause (ii) below of this Section 11.5, failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Loan Party and Lender (without any cure or grace period); or (ii) a failure or neglect of Loan Parties to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.3, 6.4, 10.4 or 10.6 hereof which is not cured within fifteen (15) days from the occurrence of such failure or neglect;

11.6         Judgments. Any judgment or judgments are rendered or judgment liens filed against any Loan Party for an aggregate amount in excess of the Materiality Threshold which within thirty (30) days of such rendering or filing (but not later than its being executed, however) is not either satisfied, stayed or discharged of record;

11.7         Voluntary Bankruptcy. Any Loan Party, any Subsidiary of any Loan Party or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (vi) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (vii) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (viii) take any action for the purpose of effecting any of the foregoing;

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11.8         Insolvency. Any Loan Party shall admit in writing its inability, or be generally unable, to pay its Indebtedness as it becomes due or shall cease operations of its present business;

11.9         Involuntary Bankruptcy. Any Loan Party, any Subsidiary of a Loan Party or any Guarantor shall acquiesce in, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under any state or federal bankruptcy laws (as now or hereafter in effect), or take any action for the purpose of effecting any of the foregoing;

11.10         Material Adverse Changes. Any change in any Loan Party’s condition or affairs (financial or otherwise) which in Lender’s reasonable opinion has a Material Adverse Effect;

11.11         Lender’s Liens. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

11.12         Subordinated Debt. A default or event of default shall occur under or in respect of any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period, or if any Person party to a Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity of, such agreement, or any payment is made or received in respect of any Subordinated Debt in violation of the Subordination Agreement;

11.13         Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations) of any Loan Party, any of its Subsidiaries or any Guarantor with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $250,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party, any of its Subsidiaries or any Guarantor to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), or (y) a default of the obligations of any Loan Party, any of its Subsidiaries or any Guarantor under any Material Agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect or (z) a default or event of default shall occur under any Permitted Bond Transaction Documentation;

11.14         Guaranty. Termination or breach of any Guaranty, security agreement, Pledge Agreement or similar agreement executed and delivered to Lender in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, security agreement, Pledge Agreement or similar agreement;

11.15         Change of Ownership. Any Change of Ownership shall occur;

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11.16         Change of Management. Any Change of Management shall occur;

11.17         Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Lender;

11.18         Takings. (i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or trade name of any Loan Party, the continuation of which is material to the continuation of any Loan Party’s business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Loan Party’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent; (ii) any agreement which is necessary or material to the operation of any Loan Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Loan Party;

11.19         Seizures. Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party shall have become the subject matter of litigation which could reasonably be expected, in the opinion of Lender, upon final determination, to result in impairment or loss of the security provided by this Agreement or the Other Documents;

11.20         REIT Status. Loan Parties shall fail to maintain its status as a REIT.

11.21         Plans. An event or condition specified in Sections 7.16 or 10.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a Material Adverse Effect on any Loan Party; or

11.22         Criminal Charges. Any Loan Party, or the Principal shall become the subject of a criminal indictment or investigation in respect of or pertaining to, the operation or conduct of a Loan Party’s business, its reporting of any financial data, its application for, or receipt of, any credit, its “laundering” of any funds or its non-payment (or underpayment) of any taxes or any other Charges, or shall admit its guilt or complicity in respect of any of the foregoing, or shall pay any fine or suffer any penalty in respect thereof (including as part of any plea bargain or arrangement).

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12.         LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT.

12.1         Rights and Remedies. Upon and after the occurrence of an Event of Default pursuant to Sections 11.7, 11.8, 11.9 or 11.20, all Obligations shall be immediately due and payable and this Agreement and all Commitments of Lender shall be deemed terminated. Upon the occurrence of any other Event of Default not specified in the preceding sentence, and at any time thereafter during the continuation of such Event of Default, at Lender’s option, all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the Commitments of Lender to make Advances. Upon and after the occurrence of any Event of Default, and during its continuation, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to (i) foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process and (ii) exercise all rights and powers with respect to the Collateral as Loan Party might exercise (including, without limitation, taking any action under any power of attorney received by Lender with respect to any collateral securing any Mortgage Loan). Lender may enter any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Loan Parties to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least five (5) Business Days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender, or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of each Loan Party’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

12.2         Application of Proceeds. The proceeds realized by Lender from the sale or other disposition by Lender of any Collateral subsequent to an Event of Default occurring and during its continuation, shall be applied as follows: first, to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon any of the Obligations; thirdly, to fees payable in connection with this Agreement; and, lastly, to the principal of the Obligations; provided, however, that Lender reserves the right to adjust the foregoing allocations as it sees fit from time to time, in its sole discretion, and apply (or re-apply, as the case may be) such proceeds to the Obligations in a different manner or order. If any deficiency shall arise, Loan Parties shall remain liable to Lender therefor. If any surplusage exists, such surplusage shall be held as cash Collateral pending full payment and satisfaction of all Obligations and termination of this Agreement, after which any remainder shall be returned to the Borrower Representative unless Lender is then otherwise required to remit such remainder under applicable law.

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12.3         Lender’s Discretion. After an Event of Default exists, Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender’s rights hereunder.

12.4         Setoff. In addition to any other rights which any Lender Party may have under applicable law, upon the occurrence of an Event of Default hereunder, each Lender Party shall have a right to apply any Loan Party’s property held by it to reduce the Obligations.

12.5         Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or in any Other Document or otherwise provided by law, all of which shall be cumulative and not alternative.

13.         WAIVERS AND JUDICIAL PROCEEDINGS.

13.1         Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

13.2         Delay. No delay or omission on Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

13.3         Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE RELATED TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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14.         EFFECTIVE DATE AND TERMINATION.

14.1         Term; Early Termination Fee. This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Loan Party and Lender, shall become effective on the Signing Date and shall continue in full force and effect until that date which is the third (3rd) anniversary of the Signing Date (the “Term”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Lender an early termination fee (the “Early Termination Fee”), for the loss of its bargain (and not as a penalty) in an amount equal to (i) two percent (2%) of the Maximum Revolving Amount, if the Early Termination Date occurs during the first Loan Year, (ii) one percent (1%) of the Maximum Revolving Amount if the Early Termination Date occurs during the second Loan Year and (iii) one half of one percent (0.50%) of the Maximum Revolving Amount if the Early Termination Date occurs during the third Loan Year but to and including the date immediately preceding the end of the sixth month of the third Loan Year.

14.2         Termination. The termination of the Agreement shall not affect any Loan Party’s, Lender’s, the Bank’s, any Issuer’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender, the Bank, the Issuers hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished Lender, the Bank, the Issuers with an indemnification satisfactory to such parties with respect thereto and an unconditional release from any liabilities hereunder. Accordingly, each Loan Party waives any rights which it may have under the applicable provisions of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

15.         MULTIPLE LOAN PARTIES.

15.1         Borrowing Agency Provisions. If and to the extent that at any time or from time to time there are multiple Loan Parties, then:

(a)        Each Loan Party acknowledges that it, together with each other Loan Party, make up a related organization of various entities constituting a single economic and business enterprise and sharing a substantial identity of interests such that, without limitation, Loan Parties render services to or for the benefit of each other, purchase or sell and supply goods to or from or for the benefit of each other, make loans, advances and provide other financial accommodations to or for the benefit of each other (including the payment of creditors and guarantees of Indebtedness), provide administrative, marketing, payroll and management services to or for the benefit of each other; have centralized accounting, common officers and directors; and are in certain circumstances are identified to creditors as a single economic and business enterprise. Accordingly, and without limitation, any credit or other financial accommodation extended to anyone Loan Party pursuant hereto will result in direct and substantial economic benefit to each other Loan Party, and each Loan Party will likewise benefit from the economies of scale associated with the Loan Parties, as a group, applying for credit or other financial accommodations pursuant hereto on a collective basis.

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(b)        Each Loan Party hereby irrevocably designates Borrower Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Loan Party or Loan Parties, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrower Representative.

(c)        The handling of this credit facility as a co-borrowing facility with a Borrower Representative in the manner set forth in this Agreement is solely as an accommodation to Loan Parties and at their request. None of the Lender Parties shall incur any liability to Loan Parties as a result thereof. To induce the Lender Parties to do so and in consideration thereof, each Loan Party hereby indemnifies the Lender Parties and holds the Lender Parties harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Lender Parties by any Person arising from or incurred by reason of the handling of the financing arrangements of Loan Parties as provided herein, reliance by any of the Lender Parties on any request or instruction from Borrower Representative or any other action taken by any of the Lender Parties with respect to this Section except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(d)        All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by Lender to any Loan Party, failure of Lender to give any Loan Party notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Loan Party, the release by Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof.

15.2         Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

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16.         MISCELLANEOUS.

16.1         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWING REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 16.6 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS OF THE UNITED STATES OF AMERICA, OR, AT THE LENDER’S AND/OR ANY LENDER’S OPTION, BY SERVICE UPON CSC THE UNITED STATES CORPORATION COMPANY (OR ANY SUCCESSOR CORPORATION) WHICH EACH LOAN PARTY IRREVOCABLY APPOINTS AS SUCH LOAN PARTY’S LENDER FOR THE PURPOSE OF ACCEPTING SERVICE WITHIN THE STATE OF NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

16.2         Entire Understanding. This Agreement and the Other Documents executed concurrently herewith contain the entire understanding between each Loan Party and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective officers of the party making such promises, representations, warranties, or guarantees. Neither this Agreement nor any Other Document nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any Other Document.

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16.3       Successors and Assigns; Participations; New Lender.

(a)        This Agreement shall be binding upon and inure to the benefit of Loan Parties, Lender, the Bank, each Issuer and all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

(b)        Each Loan Party acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Transferee”). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances.

(c)        Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”). Loan Parties hereby consent to the addition of such Purchasing Lender and the transfer of all or a portion of the rights and obligations of Lender under this Agreement and the Other Documents in connection therewith. Loan Parties shall execute and deliver such further documents and do such further acts and things as Lender or Purchasing Lender may reasonably request in order to effectuate the foregoing.

(d)        Nothing contained herein, however, shall limit in any way the right of Lender to assign all or a portion of the Advances owing to it from time to time to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System any Operating Circular issued by such Federal Reserve Bank, but no such assignment shall release the assigning Lender from its obligations hereunder.

(e)        Loan Parties authorize Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender’s possession concerning Loan Parties which has been delivered to Lender by or on behalf of Loan Parties pursuant to this Agreement or any Other Document or in connection with Lender’s credit evaluation of Loan Parties, if, but only if such Transferee or Purchasing Lender shall agree in writing to be bound by the provisions of Section 16.17 hereof.

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16.4         Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

16.5         Indemnity. Each Loan Party shall indemnify each Lender Party, and each of its respective officers, directors, Affiliates, employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender, Bank, such Issuer in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not such Lender Party is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

16.6         Notice. Any notice or request hereunder may be given to any Loan Party or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) Electronic Transmission subsequently confirmed by registered or certified mail or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by Electronic Transmission or by telecopier to the address or number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)	If to Lender at:	Webster Business Credit Corporation
360 Lexington Avenue
New York, New York 10017
		Attention:	Account Executive – Manhattan Bridge Capital, Inc.
		Fax:	(212) 806-4530
		Email:	mmurphy@websterbcc.com

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with a copy to:	Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
	Attention:	Daniel D. Batterman, Esq.
	Fax:	212-478-7400
	Email:	dbatterman@hahnhessen.com

(B)	If to Borrower Representative
	or any Loan Party, at:	c/o Manhattan Bridge Capital, Inc.
60 Cutter Mill Road, Suite 205
Great Neck, NY 11201
		Attention:	Assaf Ran, CEO
		Fax:	516-570-6644
		Email:	assaf@dagmedia.com

with a copy to:	Morse, Zelnick, Rose & Lander LLP
825 Third Avenue
New York, NY 10022
	Attention:	George Lander
	Fax:	212-208-6809
	Email:	glander@mzrl.com

16.7         Survival. The obligations of Loan Parties under Sections 2.2(f), 3.10, 3.11, 4.18(h), 16.5 and 16.9 together with any Section, terms or provisions hereof which by its terms so provides shall survive any termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8         Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9         Expenses. All costs, fees, and expenses including, without limitation, reasonable attorneys’ fees and disbursements, incurred by any Lender Party under, pursuant to or in connection with this Agreement or any Other Document, including specifically, but without limitation, any such costs, fees or expenses incurred in respect of the following: (a) all efforts made to enforce payment of any Obligations or effect collection of any Collateral, or (b) entering into, or the modification, amendment, administration and enforcement of, this Agreement and the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) inspection of Loan Parties’ books and records or any Collateral, including field audits, or (d) any physical inventory or any appraisal of any Collateral, or (e) instituting, maintaining, preserving, collecting, liquidating, evaluating, storing, safeguarding, enforcing or foreclosing on Lender’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (f) defending or prosecuting any actions or proceedings arising out of or relating to any Lender Party’s transactions with any Loan Party, or (g) advice given to any Lender Party with respect to its rights and obligations under this Agreement or any Other Document, whether by legal counsel, accountants, consultants retained for such purpose or otherwise, shall, in each case, be charged to Borrower’s Account as and when incurred, shall be due and payable on demand, shall bear interest at the Default Rate until paid in full, and shall be part of the Obligations, and shall be secured by the Collateral.

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16.10         Rights to Cure. Lender may, in its reasonable credit judgment, with written notice to Borrower Representative (a) cure any default by any Loan Party under any Material Agreement that affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of any Collateral or the rights and remedies of Lender therein or the ability of any Loan Party to perform its obligations hereunder or under any of the Other Documents, (b) pay or bond on appeal any judgment entered against any Loan Party, (c) discharge any Charges, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which Lender, in its Permitted Discretion, determines is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower’s Account therefor, such amounts to be repayable by Loan Parties on demand, shall bear interest at the Default Rate until paid in full, shall be part of the Obligations, and shall be secured by the Collateral. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default and to proceed accordingly.

16.11         Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender and; therefor, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.12         Consequential Damages. NO LENDER PARTY, NOR ANY AGENT OR ATTORNEY FOR ANY OF THEM, SHALL BE LIABLE TO ANY LOAN PARTY FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE OBLIGATIONS OR ANY RELATED TRANSACTION.

16.13         Third Party Beneficiaries. Except for the Loan Parties, no Person is intended to be, or shall be permitted, presumed or construed to be, a third party beneficiary of this Agreement or any Other Document

16.14         Captions. The captions at various places in this Agreement and any Other Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any Other Document.

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16.15         Counterparts; Telecopied Signatures; Seal. This Agreement and the Other Documents may be executed in any number of separate counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of a counterpart hereto by facsimile transmission or by Electronic Transmission of an Adobe portable document format file (also known as a “PDF file”) shall be as effective as delivery of an original counterpart hereto. If this Agreement or any Other Document provides for imposition of a seal by any party thereto, the word “seal” placed adjacent to the party’s name shall be a sufficient indication thereof.

16.16         Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and each Other Document and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement and each Other Document or any amendments, schedules or exhibits thereto.

16.17         Confidentiality. Lender and each Transferee shall hold all non-public information obtained by Lender, or any Lender Party pursuant to the requirements of this Agreement and each Other Document in accordance with each Lender Party’s customary procedures for handling confidential information of this nature; provided, however, each Lender Party may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any other prospective Transferees or Purchasing Lender, if, but only if, such prospective Transferee or Purchasing Lender shall agree in writing to be bound by the provisions of this Section 16.17, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process, including, without limitation, in the course of any regulatory examination of Lender; provided, further that (i) unless specifically prohibited by applicable law or court order, each Lender Party shall use its best efforts prior to disclosure thereof, to notify the Borrower Representative of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender Party by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Lender Party be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

16.18         Publicity. Each Loan Party hereby authorizes each Lender Party to make appropriate announcements of the financial arrangement contemplated hereunder, including, without limitation, announcements which are commonly known as “tombstones,” in such publications and to such selected parties as each Lender Party shall in its sole and absolute discretion deem appropriate. Without limiting the foregoing Loan Parties authorize each Lender Party to utilize any logo or other distinctive symbol associated with the Loan Parties in connection with any such announcement or any other promotion, advertising or marketing undertaken by each Lender Party. In no event, however, shall any Loan Party use the name of any Lender Party, or any logo or distinctive symbol associated with any of them, unless, as appropriate, such Lender Party has given its prior written consent thereto.

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16.19         Survival of Representations and Warranties. All representations and warranties of each Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

16.20         Certain Matters of Construction. Unless the context otherwise requires, (a) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (b) terms used herein in the singular also include the plural and vice versa; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (d) all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof; (e) references herein or in any Other Document to any actions being taken (or omitted to be taken) by any Lender Party after a Default shall be presumed to mean, unless otherwise expressly provided, while such Default or Event of Default is continuing; (f) any pronoun shall include the corresponding masculine, feminine and neuter forms; (g) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (h) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (j) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such assignments set forth herein); (k) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (l) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement; and (m) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

16.21         Destruction of Invoices. Borrower Representative hereby authorizes and directs Lender in accordance with its standard document retention policies in such regards to destroy all invoices, agings, inventory reports, financial statements and other data provided from time to time by Loan Parties to Lender pursuant hereto.

16.22         Time. Time is of the essence in this Agreement and each Other Document. Unless otherwise expressly provided, all references herein and in any Other Documents to time shall mean and refer to New York time.

16.23         Patriot Act. Federal law requires Lender to obtain, verify and record information that identifies each Person that opens an account or applies for a loan or lease. Loan Parties agree to cooperate with Lender in maintaining compliance with such law on an ongoing basis.

16.24         No Tax Advice. Each Loan Party hereby acknowledges and agrees that, with respect to all tax and accounting matters relating to this Agreement, the Other Documents, or the transactions contemplated herein and therein, it has not relied on any representations made, consultation provided by, or advice given or rendered by any Lender Party or any of its representatives, agents, or employees; and, instead, each Loan Party has sought, and relied upon, the advice of its own tax and accounting professionals with respect to all such matters

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16.25         Completion of Blanks. If this Agreement or any Other Document contains any blank spaces, such as for dates or amounts, Loan Parties hereby authorize Lender, in good faith, with written notice to Borrower Representative, to complete any such blank spaces according to the terms upon which the transactions contemplated hereby or thereby were contemplated, provided, however, that the doing thereof shall not increase Loan Parties’ obligations or diminish Loan Parties’ rights in any manner which is contrary to those set forth in this Agreement or any Other Documents, unless and except to the extent that any Event of Default which is then continuing.

16.26         Exculpation of Lender. Nothing herein contained shall be construed to constitute Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender shall not, whether by anything herein or in any assignment or otherwise, assume any Loan Party’s obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Loan Party of any of the terms and conditions thereof.

16.27         Electronic Transmissions. Subject to the provisions of this Section, each of the Loan Parties, the Lender and the other Lender Parties is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection herewith and the transactions contemplated herein. Each of the Loan Parties hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. All uses of an E-System shall be governed by and subject to, in addition to the terms and conditions of this Agreement, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Loan Parties or the members of the Lender Group in connection with the use of such E-System. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available.” Neither Lender nor any other Lender Party warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by Lender or any Lender Party in connection with any E-systems or Electronic Transmission, including any warranty or merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Loan Parties agrees that neither Lender nor any Lender Party has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

[signature pages follow]

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Each of the parties has signed this Agreement as of the day and year first above written.

“BORROWER”

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name: Assaf Ran
Title: Chief Executive Officer

“SUBSIDIARY GUARANTOR”

DAG FUNDING SOLUTIONS, INC.

By:	/s/ Assaf Ran
Name: Assaf Ran
Title: Chief Executive Officer

Signature page to Credit and Security Agreement

“LENDER”

WEBSTER BUSINESS CREDIT CORPORATION

By:	Matthew Murphy
Name: Matthew Murphy
Title: Vice President

Signature page to Credit and Security Agreement

ANNEX ONE — GENERAL DEFINITIONS

This Annex One is incorporated by reference into, and constitutes an integral part of, the Credit and Security Agreement, dated as of February 27, 2015, made between MANHATTAN BRIDGE CAPITAL, INC., as “Borrower,” and WEBSTER BUSINESS CREDIT CORPORATION, as “Lender” (as it may be amended or modified from time to time, the “Credit Agreement”). The following terms shall have the following meanings as and when used in the Credit Agreement and the Other Documents. References in such defined terms to “this Agreement,” “hereof,” “hereto” or the like, shall mean and refer to the Credit Agreement.

“Accountants” shall have the meaning set forth in Section 10.7 hereof.

“Additional Mortgage Loans” shall have the meaning set forth in Section 9.1(u) hereof.

“Advances” shall mean and include any loans, advances or other financial accommodations made under, pursuant to or in connection with this Agreement or any Other Document, but including, particularly, the Revolving Advances.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with such Person, or (b) any Person who is a shareholder, director, officer or employee (or relative of any shareholder, director, officer or employee) (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. As used hereinabove and elsewhere in this Agreement “Control” of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of the directors, partners or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Annex One” shall mean this Annex One attached to this Agreement.

“Annex Two” shall mean Annex Two attached to this Agreement.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Advance Rate” shall mean seventy percent (70%) in respect of Eligible Mortgage Loans or such higher or lower percentage amount as Lender, in its sole credit judgment, may elect from time to time.

“Applicable Margin” shall mean, with respect to any type of Advance referenced below, the applicable percentage specified below:

Annex One - 1

Advances	Base Rate Loans	Daily LIBOR Rate Loans and LIBOR Rate Loans
Revolving Advances	3.25%	4.75%

“Application Date” shall have the meaning given to such term in Section 4.14(g).

“Assignment of Mortgage” shall mean an assignment executed by Loan Parties for the benefit of Lender which assigns to Lender all of Loan Party’s rights in a mortgage or deed of trust that secures a Mortgage Loan, such assignment (a) to be in recordable form and otherwise satisfactory to Lender and (b) to be held by Lender subject to the provisions of Section 4.2(a) (ix) hereof.

“Availability Reserves” shall mean such reserves as Lender, in its sole credit judgment, may elect to impose from time to time in respect of borrowing availability.

“Bank” shall mean Webster Bank, National Association, together with its successors and assigns.

“Bank Products” shall mean, collectively, (i) any cash management service, including through the use of any Blocked Account, (ii) any Hedge Contract, (iii) any derivative product or (iv) any, similar (or dissimilar) bank product or service offered by the Bank or any Affiliate of the Bank (including Lender) to any Loan Party from time to time.

“Base Rate” shall mean the highest of (a) the base commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, (b) the Daily LIBOR Rate plus two and three-quarters percent (2.75%) per annum or (c) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%). This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

“Base Rate Loan” shall mean any Advance that bears interest based upon the Base Rate.

“Blocked Account” shall have the meaning given to such term in Section 4.14(d).

“Blocked Account Agreement” shall have the meaning given to such term in Section 4.14(d).

“Blocked Account Bank” shall have the meaning given to such term in Section 4.14(d).

“Bond Subsidiary” shall mean a wholly owned subsidiary of MBC formed as a special purpose entity to issue bonds in connection with a Permitted Bond Transaction.

Annex One - 2

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement; and shall extend to all permitted successors and assigns of such Persons.

“Borrower Representative” shall mean the MBC or such other Person among the Loan Parties as the Loan Parties may elect.

“Borrower Reports” shall man any reports (whether financial, with respect to Collateral, as to operating condition or otherwise) required to be delivered to Lender pursuant hereto or to any Other Document, including, particularly, pursuant to Article 10.

“Borrower on a consolidated basis” shall mean, as appropriate, the consolidation in accordance with GAAP of the accounts or other items of Borrower and its respective Subsidiaries (if any).

“Borrower’s Account” shall have the meaning set forth in Section 2.7.

“Borrowing Base” shall mean the sum of the following: (i) the product of the Applicable Advance Rate times the Collateral Value of Eligible Mortgage Loans; minus (ii) the Availability Reserves. It is understood and agreed by Borrower in connection with the foregoing that any decrease in the Applicable Advance Rate, any imposition (or increase) in any Availability Reserves or any change in the composition of Eligible Mortgage Loans instituted by Lender pursuant hereto from time to time may limit or restrict the amount of Advances available to Borrower hereunder. In no event shall the Borrowing Base include the Additional Mortgage Loans.

“Borrowing Base Certificate” shall have the meaning set forth in Section 10.10.

“Business Day” shall mean with respect to LIBOR Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York and Connecticut are authorized or required by law to close.

“Capital Expenditures” shall have the meaning set forth in Section 8.1 .

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Body; provided, however, for the purposes of this Agreement: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Annex One - 3

“Change of Management” shall mean that the Principal cease to be actively involved in the day-to-day executive management of Loan Parties, either by death, disability, retirement, termination of employment or otherwise.

“Change of Control” shall mean that (a) the occurrence of any event (whether in one or more transactions) which results in the failing to own more than twenty seven percent (27%) of the Equity Interests (on a fully diluted basis) of Borrower; or (b) any person or group of persons other than Principal (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the voting Equity Interests of Borrower; or (c) a change in the majority of directors of Borrower unless approved by the then majority of directors; or (d) any merger, consolidation of any Loan Party occurs in which either such Loan Party or another Loan Party is not the survivor; or (e) a sale of all or substantially all of the property or assets of any Loan Party shall occur, except to another Loan Party; or (f) any Equity Interests of any Loan Party owned by Principal is, or becomes the subject of, any consensual Lien except in favor of (or assigned to) Lender pursuant hereto; or (g) any subsidiary of any Loan Party is not, or ceases to be owned and controlled by a Loan Party,

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, Equity Interests, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon any Collateral, any Loan Party or any of its Affiliates.

“Closing Date” shall mean the date on which the Initial Advance is made, which date may be on the Signing Date but, unless otherwise approved by Lender, in its credit judgment, shall not be later than ten (10) days after the Signing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include all assets of each Loan Party (subject to the limitation on Equity Interests set forth in subsection (f) below), including, without limitation, all of the following assets:

(a)        all Receivables;

(b)        all Equipment;

(c)        all General Intangibles;

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(d)        all Inventory;

(e)        all Contract Rights;

(f)        all Equity Interests of each Domestic Subsidiary, and sixty-five percent (65%) of the Equity Interests of each Foreign Subsidiary;

(g)        all Securities;

(h)        all Leasehold Interests;

(i)        all commercial Tort Claims (including, particularly any described in Schedule 5.8);

(j)        all of each Loan Party’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Mortgagor Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Loan Party from any Mortgagor Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party’s contract rights, rights of payment which have been earned under a contract right, instruments, investment property, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all real and personal property of third parties in which such Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; (vii) all supporting obligations that secure payment or performance of any account, chattel paper, document, general intangible, instrument or investment property; (viii) all Extraordinary Receipts and (ix) any other goods, personal property or real property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and any Loan Party and (x) any and all indebtedness owing to a Loan Party and any and all Collateral securing such indebtedness;

(k)        all Mortgage Loan Collateral;

(l)        all of each Loan Party’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a) through (l) of this definition; and

(m)      all proceeds and products of clauses (a) through (m) of this definition, in whatever form, including, but not limited to: cash, Deposit Accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

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“Collateral Assignment” shall mean a collateral assignment by a Mortgagor Customer to Loan Party of all rents, issues and profits of Real Property.

“Collateral Locations” shall have the meaning assigned to such term in Section 4.5.

“Collateral Value” shall mean, with respect to each Eligible Mortgage Loan, an amount determined by Lender in its Permitted Discretion equal to the lesser of (a) the outstanding principal balance of such Mortgage Loan and (b) the Market Value of such Mortgage Loan; provided, however, the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (i) in respect of which there is a breach of a representation and warranty set forth on Annex Two (assuming each representation and warranty is made as of the date Collateral Value is determined), (ii) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of 30 days (without regard to any applicable grace periods), or (iii) which exceeds the limitations on the Collateral Value set forth in (a) and (b) above.

“Commitment” shall mean the aggregate amount of the total commitments of the Lender to make Advances under this Agreement as in effect on the Closing Date.

“Commitment Letter” shall mean any Commitment Letter heretofore issued by Lender to Loan Parties, or Borrower Representative on their behalf relative to the undertakings contemplated hereby.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Lender, by which the Purchasing Lender purchases and assumes a portion of the obligation of Lender to make Advances under this Agreement.

“Concentration Account” shall mean a Blocked Account into which collections from all other Blocked Accounts are concentrated. If there is only one Blocked Account, it shall also be the Concentration Account and must be a Deposit Account with the Bank.

“Concentration Bank” shall mean the Blocked Bank selected by Lender at which the Concentration Account is to be opened and maintained pursuant to a Blocked Agreement. If there is only one Blocked Bank, it shall be the Concentration Bank.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, (i) necessary to carry on any Loan Party’s business, including, without limitation, any consents required under all applicable federal, state or other applicable law, and (ii) required to effectuate the transactions and agreements contemplated in this Agreement and the Other Documents.

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“Contract Rights” shall mean all rights of each Loan Party arising under or in connection with any contract, to the extent that such Loan Party may grant a security interest in such rights under such contract. “Contract Rights” shall include, without limitation, all rights of each Loan Party under all license agreements to which it is party as licensor or licensee and all letter of credit rights of each Loan Party.

“Control” has the meaning set forth in the definition of Affiliate.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Controlled Real Property” shall mean all premises or real property owned or leased premises by a Loan Party.

“Covered Entity” shall mean (a) each Loan Party, each of Loan Party’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Customer Guaranty” shall mean the joint and several guaranty of payment of an Eligible Mortgage Loan, executed by all principals of a Mortgagor Customer, in form and content acceptable to Lender.

“DAG Funding” shall mean DAG Funding Solutions, Inc., a New York corporation.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Lender by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Daily LIBOR Rate Loan” shall mean any Advance that bears interest based upon the Daily LIBOR Rate.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Deposit Account” shall mean any checking account, savings account, time deposit account, certificate of deposit, investment account or other account (howsoever denominated), in which from time to time any cash of any Loan Party is or may be deposited.

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“Designated Mortgage Liens” shall mean liens upon the Designated Mortgaged Property in favor of the holders described on Schedule 7.3(a), which liens shall (i) be limited to the Designated Mortgaged Property and (ii) secure obligations not to exceed $1,850,000 in the aggregate amount.

“Designated Mortgage Loans” shall mean Mortgage Loans secured by Designated Mortgaged Property.

“Designated Mortgaged Property” shall mean the property and assets of Loan Party set forth on Schedule 7.3(a).

“Designated Participation Loans” shall mean Mortgage Loans (i) upon which Loan Parties have sold participations or upon which Loan Parties own less than 100% as more particularly described on Schedule 7.3(b) and (ii) in aggregate principal amount of not more than $4,000,000 as of the Closing Date.

“Designated Officer” shall mean the chief executive officer, chief financial officer or chief operating officer of a Loan Party (regardless of title), or such other officer, lender or representative of a Loan Party which Lender may, at such Loan Party’s request, permit to be a “Designated Officer” from time to time.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of the United States or any political subsidiary thereof.

“Early Termination Date” shall have the meaning set forth in Section 14.1 hereof.

“Early Termination Fee” shall have the meaning set forth in Section 14.1 hereof.

“EBITDA” shall have the meaning set forth in Section 8.1

“E-Fax” means any system used to receive or transmit fees electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E Fax, or otherwise to or from an E System or other equivalent service.

“Eligible Mortgage Loans” shall mean Mortgage Loans secured by a first mortgage lien on real property, (i) as to which the representations and warranties in Section 4.2 and Part I of Annex Two hereof are correct, (ii) that was approved by Lender in its sole discretion for inclusion as Collateral, and (iii) as to which the Mortgage File has been delivered to Lender and the Funding Requirements have been satisfied; provided that, in no event shall any Eligible Mortgage Loan be a security for purposes of any securities or blue-sky laws. In addition, for avoidance of doubt, no Designated Mortgage Loan or Designated Participation Loan shall be an Eligible Mortgage Loan.

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“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Loan Party all of such Loan Party’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” shall mean: (i) in the case of a corporation, its capital stock, including its common stock and any preferred stock; (ii) in the case of a partnership, all partnership interests therein, including special, limited and general interests; (iii) in the case of a limited liability company, all membership interests therein; and (iv) in the case of any other entity, all interests evidencing equity ownership therein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“E-System” means any electronic system, including Intralinks® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by Lender, any Lender Party or any other Person, providing for access to data protected by passcodes or other security system.

“Event of Default” shall mean the occurrence and continuance of any of the events set forth in Article XI hereof.

“Existing Lender” shall mean Sterling National Bank.

“Existing Lender Liens” shall mean Liens on Collateral retained by the Existing Lender to secure payment of the Existing Loans, to be released on the Closing Date in conjunction with full payment of the Existing Loans.

“Existing Loans” shall mean all Indebtedness owing by Loan Parties to the Existing Lender on the Closing Date, whether secured or unsecured.

“Extraordinary Receipts” shall mean any cash proceeds received by a Loan Party or any of its Subsidiaries not in the Ordinary Course of Business, including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any adjustment received in connection with any purchase price in respect of an acquisition.

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“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

“Financial Covenants” shall mean the financial covenants set forth in Article VIII.

“Fiscal Year” shall mean Loan Parties’ Fiscal Year as in effect on the Signing Date; and the terms “Fiscal Quarter” and “Fiscal Month” shall have correlative meanings.

“Fixed Charge Coverage Ratio” shall have the meaning set forth in Section 8.1.

“Fixed Charges” shall have the meaning set forth Section 8.1.

“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

“Funded Indebtedness” shall have the meaning set forth in Section 8.1.

“Funding Date” shall mean the date upon which an Advance is made hereunder.

“Funding Requirements” shall mean, (a) with respect to each Revolving Advance other than Table Funding Advances, the following requirements:

(i)         Borrower shall submit to Lender a Notice of Borrowing.

(ii)         Borrower shall provide to Lender the executed original Eligible Mortgage Loan duly endorsed to Lender or, in lieu of such endorsement, an allonge executed by Borrower with respect thereto in form and substance satisfactory to Lender, together with all related Mortgage Loan Documents which in the case of Mortgage Loan Documents to be filed or recorded, shall be the non-recorded, executed, duplicate originals thereof provided that all such recorded Related Mortgage Loan Documents shall be forwarded directly to Lender to the address set forth in Section 16.6.

(iii)        Borrower shall provide to Lender a Related Title Policy.

(iv)         All payments required to be made on such Eligible Mortgage Loan shall have been made and credited. No default, breach, violation or other event shall have occurred under the terms of such Eligible Mortgage Loan or any Related Mortgage Loan Document. There shall have been no amendment, modification or waiver to such Eligible Mortgage Loan or any of such Related Mortgage Loan Documents.

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(v)         Within two (2) Business Days after Lender’s receipt of such Notice of Borrowing, Eligible Mortgage Loan, Related Mortgage Loan Documents and Related Title Policy, Lender shall either (x) provide such funding as is so requested, but, in any event, not in excess of the Applicable Advance Rate, and provided that, after giving effect to such requested Advance, the aggregate amount of all outstanding Advances is not in excess of the lesser of (i) the Borrowing Base, or (ii) the Maximum Revolving Amount, or (y) advise Borrower that Lender, in its sole discretion, will not make such requested Advance.

(b)        Table Funding Advances. With respect to Advances which are requested by Borrower prior to the funding by Borrower of the Eligible Mortgage Loan to which such requested Advance relates (“Table Funding Advances”), The Law Office of Ronen Shiponi, Esq. or an independent attorney or title insurance company, in all respects acceptable to Lender in its sole and absolute discretion shall act as Escrow Agent (the “Escrow Agent”) pursuant to the Escrow Agreement attached hereto as Exhibit A with respect to each such Advance, which Escrow Agreement shall be subject to such additional changes or requirement as Lender may determine form time to time. The procedure respecting each such Table Funding Advance shall be as follows:

(i)         At least one (1) Business Day prior to the date such Advance is requested to be made, Borrower shall provide written notification of such request by forwarding to Lender the Notice of Borrowing form together with the underwriting memorandum (or equivalent document) and related materials and together with the appraisal required under section (g) of the definition of Mortgage File if such Table Funding Advance is to be in the amount of $250,000.00 or more.

(ii)         In the event Lender, in its sole discretion, shall elect to make such Advance, such Advance shall be made to the Escrow Agent to an account at the Lender designated by the Escrow Agent and existing solely for the purpose of receiving such Advances.

(iii)        The Escrow Agent shall hold such Advance pending receipt by the Escrow Agent of (i) a fully executed Eligible Mortgage Loan endorsed to Lender as follows: “Pay to the order of Webster Business Credit Corporation as Lender” or, in lieu of such endorsement, an allonge executed by Borrower with respect thereto in form and substance satisfactory to Lender, (ii) fully executed related Mortgage Loan Documents and (iii) fully executed assignments of all related Mortgage Loan Documents to Lender.

(iv)        Upon the issuance by or caused by the Escrow Agent of a Related Title Policy duly endorsed to Lender as first mortgagee, the Escrow Agent may release such Advance to Borrower.

(v)         Within two (2) Business Days after the Escrow Agent has released such Advance, the Escrow Agent shall send to Agent by a nationally recognized receipted overnight delivery service the following: (i) such endorsed Eligible Mortgage Loan, (ii) all related Mortgage Loan Documents and assignments thereof, which in the case of related Mortgage Loan Documents to be filed or recorded, shall be the non-recorded executed duplicate originals thereof (provided that such recorded Mortgage Loan Documents shall be forwarded directly to Lender) and (iii) such title insurance policy and endorsement.

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(vi)         No Table Funding Advances shall be made if after giving effect thereto the outstanding balance of Table Funding Advances (i.e., before all documentation required to be received by Lender is in fact in Lender’s possession) would exceed One Million Dollars ($1,000,000) in the aggregate.

(vii)        The Escrow Agent shall mark the Mortgage and other recorded Mortgage Loan Documents to be returned directly to Lender to the address set forth in the Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Loan Party all of such Loan Party’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade names, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, license fees, franchises, customer lists, tax refunds, tax refund claims, pension fund refunds, pension fund refund claims, overpayments, overpayment claims, reclamation rights, computer programs, software, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Mortgagor Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” shall mean any Person (other than a Loan Party) who may hereafter guarantee payment or performance of the whole or any part of the Obligations. “Guarantors” means collectively all such Persons. On the Closing Date, the Principal and DAG Funding are the only Guarantors.

“Guaranty” shall mean any guaranty of the payment or performance of the whole or any part of the Obligations, in whole or in part, executed at any time by a Guarantor in favor of Lender for the ratable benefit of Lender.

“Hazardous Discharge” shall have the meaning set forth in Section 4.18(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

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“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Contract” shall mean any “hedge,” “swap,” “collar,” “cap” or similar agreement between a Loan Party and any other financial institution, including, but not limited to, Bank or any other Affiliate of WBCC, intended to fix the relative amount of such Loan Party’s risk in respect of changes in interest rates and foreign currency exchange.

“Historical Financial Statements” shall have the meaning set forth in Section 5.4(a) hereof.

“Initial Advance” shall mean the initial Advance (or series of initial Advances) to be made on the Closing Date.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except Equity Interests and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b).

“Inventory” shall mean and include as to each Loan Party, or as to any third party, all of such Loan Party’s or third party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“IRS” shall mean the Internal Revenue Service of the United States Treasury, and any successor thereto.

“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic, including all disclosure and other requirements of ERISA, the requirements of Environmental Laws and environmental permits, the requirements of OSHA and the requirements of the Department of Labor.

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“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to any Real Property owned by a Person other than Loan Party, whether as tenant, lessee, licensee, operator or otherwise.

“Lender” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender and where so indicated shall mean WBCC acting as agent for the Lender Parties.

“Lender Party” shall mean Lender, the Bank, any Purchasing Lender and any Participant, together with each other holder from time to time of any interest in any of the Obligations.

“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate per annum quoted by the Lender to Loan Parties two (2) Business Days prior to the first day of such Interest Period as the rate available to Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such LIBOR Rate Loan by (b) a number equal 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the interest rate under this Agreement resulting from a change in the LIBOR Rate shall become effective immediately upon the date on which such change in the LIBOR Rate shall be adopted by the Lender hereof. If the LIBOR Rate shall be discontinued or does not reflect the cost of funds of the Lender or for any other reason shall not be available for determining the LIBOR Rate, then Lender shall select a substitute method of determining the LIBOR Rate and shall notify the Borrower Representative of such selection, which method shall, in Lender's estimation, yield a rate of return to Lender substantially equivalent to the rate of return that Lender would have expected to receive if the LIBOR Rate still had been available for that purpose.

“LIBOR Rate Loan” shall mean an Advance at any time that bears interest based on the LIBOR Rate.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

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“Loan” means a Base Rate Loan, a LIBOR Rate Loan or a Daily LIBOR Rate Loan.

“Loan Party” or “Loan Parties” shall have the meaning set forth in the preamble to this Agreement; and shall extend to all permitted successors and assigns of such Persons.

“Loan Year” ” means each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

“Lock-Box Account” shall have the meaning set forth in Section 4.14(d).

“Lock-Box Agreement” shall have the meaning set forth in Section 4.14(d).

“Lock-Box Bank” shall have the meaning set forth in Section 4.14(d).

“Market Value” shall mean, as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in good faith by the Lender, which price may be determined to be zero. The Lender's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Lender.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Loan Parties’ ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Agreements” shall mean and include, in the case of each Loan Party, any Subsidiary of any Loan Party or any Guarantor the following: (i) any lease of Real Property, (ii) any lease of personal property having aggregate annual rentals in excess of the Materiality Threshold, (iii) any license agreement for the use of any intellectual property necessary for, or material to, to the operation of its business, (iv) any agreement evidencing, pertaining to or securing the payment of, any Indebtedness (including any Permitted Bond Transaction Documentation), (v) any labor or union contract, (vi) any employment contracts with executive officers of Loan Parties, (vii) any long-term purchase or supply contracts, and (viii) any other contract or agreement the termination of which (without its contemporaneous replacement) would reasonably be expected to have a Material Adverse Effect.

“Materiality Threshold” shall mean Two Hundred Fifty Thousand Dollars ($250,000.00).

“Maximum Revolving Amount” shall mean the maximum amount of Revolving Advances and Letters of Credit which may be outstanding at any one time, determined without regard to the Borrowing Base, which as of the Closing Date equals Fourteen Million Dollars ($14,000,000.00).

“Monthly Advances” shall have the meaning set forth in Section 3.1 hereof.

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“Mortgage” shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the fee in real property securing such Mortgage Note executed to secure a Mortgage Note.

“Mortgage File” shall mean, for any Mortgage Loan, (a) the original Mortgage Note bearing all intervening endorsements, duly endorsed to Lender, (b) the original Mortgage(s) securing each Mortgage Note with evidence of recording thereon or copies certified by the related recording office, (c) the original Customer Guaranties (if any) which guaranty the payment and/or performance of each Mortgage Note, (d) the Assignment of Mortgage conveying the related Mortgage to the Lender, (e) the Collateral Assignment executed in connection with such Mortgage(s) and Customer Guaranties, (f) any original stock certificates (accompanied by applicable stock powers), instruments, chattel paper or other collateral securing any Mortgage Loan in which the perfection of Loan Party’s Lien is based upon Loan Party’s possession thereof, (g) the valuation or appraisal of the subject Real Property prepared by a third party valuation or appraisal service, (h) the Related Title Policy, (i) the personal covenants relating to such Mortgage Note and the evidence of liability and property/casualty coverage relating to the Real Property, (j) the credit report and credit application respecting the Mortgagor Customer of each Mortgage Note, (k) any and all instruments and documents necessary to comply with the United States Patriot Act, the rules and regulations of the Office of Foreign Asset Control respecting each Mortgage Note, (l) an opinion of independent counsel in all respects acceptable to Lender, addressed to Lender that the Mortgage Note, the Mortgage(s), the Assignment of Mortgage, the Collateral Assignment and Customer Guaranties are the valid and binding obligations of the parties thereto enforceable in accordance with their terms and have been duly and validly endorsed or assigned to Lender, (m) any internal review write-up, (n) the contract of sale (if applicable), (o) environmental reports (if applicable), (p) closing letter, (q) engineer’s report (if applicable), (r) original or copy of assignment of rents (if applicable), (s) original Loan Party’s and guarantors certificate, (t) consent of shareholders, (u) marked title commitment/title policy, assigned to Lender and including Patriot Act and OFAC searches, (v) deed, (w) certificate of incorporation, (x) proof of identification, and (y) to the extent not listed herein, each of the documents listed on Annex Two hereto.

“Mortgage Loan” shall mean a mortgage loan provided by Loan Party to a Mortgagor Customer and which mortgage loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of any Loan Party in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Collateral” shall mean: All of the Loan Party's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(i)	all Mortgage Loans;

(ii)	all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 6.13(b) above), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

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(iii)	all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

(iv)	all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

(v)	all interest rate protection agreements, relating to or constituting any and all of the foregoing;

(vi)	the Blocked Accounts and all other deposit accounts or collection accounts and all monies from time to time on deposit in therein;

(vii)	all collateral, however defined, under any other agreement between the Loan Party or any of its Affiliates on the one hand and the Lender or any of its Affiliates on the other hand;

(viii)	all “general intangibles”, “accounts” and “chattel paper” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

(ix)	any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

“Mortgage Loan Schedule” shall mean a list of Eligible Mortgage Loans to be pledged to Lender hereunder attached to each Notice of Borrowing setting forth, as to each Eligible Mortgage Loan, the applicable information specified on Annex Two, Part III hereof.

“Mortgage Note” shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor Customer/Loan Party with respect to a Mortgage Loan.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor Customer” shall mean the obligor on a Mortgage Note.

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“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Note” shall mean each Revolving Credit Note and any other promissory note at any time evidencing any other portion of the Obligations. “Notes” shall refer, collectively, thereto.

“Obligations” shall mean and include any and all of each Loan Party’s Indebtedness and/or liabilities to Lender and each other Lender Party, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Loan Party’s Indebtedness and/or liabilities to Lender and each other Lender Party, under this Agreement, the Other Documents, any Permitted Hedge Contracts, any Bank Product or under any other agreement between Lender and each other Lender Party, and any Loan Party and all obligations of any Loan Party to Lender and each other Lender Party, to perform acts or refrain from taking any action.

“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted on the Signing Date.

“Organic Documents” shall mean: (i) for a corporation, its articles (or certificate) of incorporation and bylaws; (ii) for a partnership, its articles of organization (if any) and partnership agreement; and (iii) for a limited liability company, its articles (or certificate) of organization and any operating agreement; together with, for each such entity and any other entity not described above, such other, similar documents as are integral to its formation or the conduct of its business operations.

“Other Documents” shall mean the Notes, any Mortgage and any and all other agreements, instruments and documents, including, without limitation, guaranties, security agreements, pledges, powers of attorney or any Guaranty, any Pledge Agreement, consents, and all other writings heretofore, now or hereafter executed by any Loan Party or any Guarantor and/or delivered to Lender or any other Lender Party, in respect of the transactions contemplated by this Agreement. The term “Other Documents” includes, without limitation, all those documents to which any Loan Party or any Guarantor is a party described in Section 9.1.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Office” shall mean, initially, 360 Lexington Avenue, New York, New York 10017; thereafter, such other office of Lender located in the United States of America, if any, which it may designate by notice to Borrower Representative to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

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“Perfection Certificate” shall mean, collectively, the Perfection Certificate for each Loan Party and the responses thereto provided by such Loan Party and delivered to Lender on or prior to the Closing Date.

“Permitted Bond Subsidiary Investment” has the meaning set forth in Section 7.5.

“Permitted Bond Transaction” shall mean the issuance by the Bond Subsidiary of up to $7,000,000 aggregate principal amount of bonds having a rate of interest of not more than six percent (6%) per annum, amortizing over a seven year term and otherwise on terms and conditions satisfactory to Lender in all respects.

“Permitted Bond Transaction Documentation” means all agreements, promissory notes, instruments and other documentation governing a Permitted Bond Transaction or any bonds or instruments issued in connection therewith.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Encumbrances” shall mean (a) Liens in favor of Lender for the benefit of itself and each other Lender Party which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) judgment Liens which do not otherwise constitute an Event of Default under Section 11.6, that have been (and remain) stayed or bonded and are being Properly Contested; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party’s business; (f) mechanic’s, worker’s, materialmen’s or other like Liens arising in the ordinary course of any Loan Party’s business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets or capital hereafter acquired to secure a portion of the purchase price thereof, provided that (1) any such lien shall not encumber any other property of the Loan Parties and (2) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any Fiscal Year shall not exceed the amount provided for in Section 7.9 (iv); (h) Liens in the nature of ownership interests of lessors of real and personal property, to the extent such leases are permitted under Sections 7.19 hereof; and (i) other Liens incidental to the conduct of Loan Parties’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Lender’s rights in and to the Collateral or the value of Loan Parties’ property or assets or which do not materially impair the use thereof in the operation of Loan Parties’ business (j) Designated Mortgage Liens, (k) Liens upon the assets of the Bond Subsidiary to secure obligations under a Permitted Bond Transaction and (l) the Existing Lender’s Liens, pending full payment of the Existing Loans on the Closing Date.

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“Permitted Hedge Contracts” shall mean any Hedge Contracts entered into in the ordinary course of, and pursuant to the reasonable requirements of, Loan Parties’ business, and not for speculative purposes in any event.

“Permitted Subordinated Debt” shall mean and include such Subordinated Debt as the Lender may consent to be incurred (or carried) by Loan Parties at any time or from time to time.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledged Account” shall have the meaning given to such term in Section 4.14(e).

“Pledged Account Agreement” shall have the meaning given to such term in Section 4.14(e).

“Present Owners” shall mean the owners of the Equity Interests of each Loan Party on the Signing Date, as more particularly described on Schedule 5.2.

“Principal” shall mean Assaf Ran.

“Projections” shall have the meaning set forth in Section 5.4(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Lender (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

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“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by Lender or, if LIBOR becomes unavailable or impracticable to use as an index rate, such other equivalent rate selected by Lender) provided, however, that if the Published Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Loan Parties by their respective Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances (including payment intangibles), and all other forms of obligations owing to such Loan Party arising out of or in connection with a Mortgage Loan, the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

“REIT” means a real estate investment trust under Sections 856-860 of the Code.

“Related Title Policy” shall mean a policy of title insurance insuring the first priority of a Mortgage, in the form described in clause (p) of Annex Two, Part I hereof.

“Release” shall have the meaning set forth in Section 5.6(c)(i) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Revolving Advances” shall mean Advances made other than Letters of Credit.

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“Revolving Credit Note” shall mean the promissory note referred to in Section 2.1(a) hereof evidencing Indebtedness of Borrower to Lender arising from the making of Revolving Advances.

“Revolving Interest Rate” shall mean an interest rate per annum equal to: (a) the sum of the Base Rate plus the Applicable Margin, with respect to Revolving Advances that are Base Rate Loans, (b) the sum of the Daily LIBOR Rate plus the Applicable Margin with respect to Revolving Advances that are Daily LIBOR Rate Loans and (c) the sum of the LIBOR Rate plus the Applicable Margin, with respect to Revolving Advances that are LIBOR Rate Loans.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Securities” shall mean and include, as to each Loan Party, all marketable securities and investment property owned by Loan Party, whether now existing or hereafter created, including any held by any intermediary in any “street” name, pursuant to any custody arrangement or otherwise.

“Senior Debt to Tangible Net Worth Ratio” - see Section 8.1.

“Signing Date” shall have the meaning set forth in the preamble to the Agreement.

“Subordinated Debt” shall mean Indebtedness which has been subordinated, in right of payment and claim, to the rights and claims of Lender in respect of the Obligations, on terms satisfactory to Lender, pursuant to a Subordination Agreement.

“Subordination Agreement” shall mean an agreement, satisfactory in form and substance to Lender, among (i) Lender, for the benefit of Lender, (ii) a creditor holding Indebtedness permitted to be incurred hereunder, and (iii) the Loan Parties (whether directly or by consent), setting forth the terms by which such Indebtedness held by such creditor shall become Permitted Subordinated Debt hereunder.

“Subsidiary” shall mean a corporation or other entity of whose shares of Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation or other entity, or other Persons performing similar functions for such corporation or entity, are owned, directly or indirectly, by such Person. Unless otherwise expressly provided herein, references herein to a “Subsidiary” or the “Subsidiaries” shall mean and refer to Subsidiaries of the Borrower, including any not in being on the Signing Date in anticipation of their subsequent creation or acquisition in accordance with the terms hereof.

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“Subsidiary Guarantor” shall mean any Subsidiary of Borrower which executes a Guaranty.

“Subsidiary Guaranty” shall mean a Guaranty executed by one or more Subsidiaries of Borrower in favor of Lender.

“Subsidiary Pledge Agreement” shall mean that certain pledge agreement from Borrower in favor of Lender in respect of the Equity Interest of each Subsidiary owned by it (limited, in the case of Foreign Subsidiaries, to sixty-five percent (65%) of such Equity Interests), in form and substance satisfactory to Lender.

“Table Funding Advances” see Section (b) under Funding Requirements.

“Taxes” shall have the meaning set forth in Section 6.12(f) hereof.

“Term” shall have the meaning set forth in Section 14.1 hereof.

“Termination Event” shall mean: (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.

“Title Insurer” the issuer of a title insurance policy which insures a Mortgage.

“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transferee” shall have the meaning set forth in Section 16.3(b) hereof.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Revolving Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances plus (ii) all amounts due and owing to Loan Parties’ trade creditors which are outstanding beyond normal trade terms, plus (iii) all fees and expenses for which Loan Parties are liable hereunder but which have not been paid or charged to Borrower’s Account.

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“Unfinanced Capital Expenditures” - see Section 8.1.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York.

“Yield Surcharge” shall have the meaning set forth in Section 3.11 hereof.

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“WBCC” shall have the meaning set forth in the preamble to this Agreement; and shall include its successors and assigns.

ANNEX ONE, Acknowledged and Agreed:

“Loan Party” or “Borrower Representative”

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	Chief Executive Officer

February 27, 2015

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Annex Two

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Part I. Eligible Mortgage Loans

As to each Mortgage Loan included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage, Collateral Assignment and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part II to this Annex Two):

(a)        Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule and in each Notice of Borrowing with respect to the Mortgage Loan is complete, true and correct in all material respects.

(b)        Payments Current. All payments required to be made up to the Funding Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(c)        No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor Customer, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder, which Borrower and Mortgagor Customer are endeavoring and undertaking to cure.

(d)        Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Lender, and which has been delivered to the Lender and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor Customer in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Lender and the terms of which are reflected in the Mortgage Loan Schedule.

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(e)        No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor Customer in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Borrower has no knowledge nor has it received any notice that any Mortgagor Customer in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(f)        Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Borrower as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days' prior written notice to the mortgagee. No such notice has been received by the Borrower. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor Customer to maintain all such insurance and, at such Mortgagor Customer's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor Customer's cost and expense and to seek reimbursement therefor from such Mortgagor Customer. Where required by state law or regulation, the Mortgagor Customer has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Borrower has not engaged in, and has no knowledge of the Mortgagor Customer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

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(g)        Compliance with Applicable Laws. Any and all requirements of any federal, state or local law may be applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Lender, and shall deliver to the Lender, upon demand, evidence of compliance with all such requirements.

(h)        No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Borrower has not waived the performance by the Mortgagor Customer of any action, if the Mortgagor Customer's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any action or inaction by the Mortgagor Customer.

(i)        Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a commercial mortgage for a single parcel of real property with a retail, residential, office, hotel or other commercial or residential building thereon. No portion of the Mortgaged Property currently occupied by the Borrower or Mortgagor Customer is for residential purposes.

(j)        Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien, on the property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)         the lien of current real property taxes and assessments not yet due and payable;

(2)         covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(3)         other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

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Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Borrower has full right to pledge and assign the same to the Lender. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, deeds of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(k)        Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor Customer or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor Customer, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

(l)        Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, except in construction loans, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor Customer is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(m)        Ownership. The Borrower is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

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(n)        Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(o)        LTV. No Mortgage Loan has an LTV greater than 70%.

(p)        Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Part I of Annex Two, and any other matters that Borrower agreed to allow to be outstanding against the Property, provided that such matters, would not affect the recovery of funds in the event of foreclosure, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor Customer has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses. The Borrower, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower. Each title policy includes a clean Patriot Act and OFAC search.

(q)        No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. No payment under any Mortgage Loan is more than 60 days past due

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(r)        No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(s)        Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(t)        Intentionally Deleted.

(u)        Customary Provisions. The Mortgage Note has a stated maturity. The stated maturity does not exceed twelve (12) months and does not provide for, or have, any extension beyond twenty-four (24) months from the original due date of such Mortgage Note. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor Customer on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor Customer which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

(v)        Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Borrower has not made any representations to a Mortgagor Customer that are inconsistent with the mortgage instruments used.

(w)        Occupancy of the Mortgaged Property. As of the Funding Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be, which Borrower and Mortgagor Customer are not endeavoring to cure. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor Customer represented at the time of origination of the Mortgage Loan that the Mortgagor Customer would NOT occupy the Mortgaged Property as a residence.

(x)        No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

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(y)        Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor Customer.

(z)        Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Loan Agreement for each Mortgage Loan have been delivered to Lender. The Borrower or its agent is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to Lender.

(aa)         Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(bb)         Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(cc)         No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor Customer, or anyone on behalf of the Mortgagor Customer, or paid by any source other than the Mortgagor Customer nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(dd)         Consolidation of Future Advances. Any future advances made to the Mortgagor Customer prior to the Funding Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(ee)         Mortgaged Property Undamaged. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

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(ff)         Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(gg)       Conversion to Fixed Interest Rate. The Mortgage Loan is a fixed interest rate Mortgage Loan.

(hh)       Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ii)         Soldiers’ and Sailors’ Civil Relief Act. The Mortgagor Customer has not notified the Borrower, and the Borrower has no knowledge, of any relief requested or allowed to the Mortgagor Customer under the Soldiers' and Sailors' Civil Relief Act of 1940.

(jj)         Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

(kk)       Disclosure Materials. The Mortgagor Customer has executed a statement to the effect that the Mortgagor Customer has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Borrower maintains such statement in the Mortgage File.

(ll)         [Reserved.]

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(mm)     No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Funding Date (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor Customer or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

(nn)      Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(oo)       No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor Customer and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor Customer.

(pp)       Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor Customer to the Borrower or any Affiliate or correspondent of the Borrower.

(qq)       [Reserved.]

(rr)         [Reserved.]

(ss)        [Reserved.]

(tt)         Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(uu)       [Reserved.]

(vv)       Rejection for Purchase by Whole Loan Buyer. Except as previously disclosed to the Lender by the Borrower and approved by Lender in writing, no Mortgage Loan has been rejected for purchase by a whole loan buyer.

(ww)      Environmental Matters. To the best of Borrower’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(xx)        [Reserved.]

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(yy)       Value of Mortgaged Property. The Borrower have no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than the Mortgage Loans acquired by the Borrower generally.

(zz)         HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans.

(aaa)      No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor Customer without regard for the Mortgagor Customer’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor Customer which has no tangible net benefit to the Mortgagor Customer, were employed in connection with the origination of the Mortgage Loan.

(bbb)     Maximum Loan Amount. The principal amount of any single Mortgage Loan shall not exceed One Million Dollars ($1,000,000). However, notwithstanding the above, each calendar year up to there (3) individual loans may be originated in an amount not to exceed One Million Four Hundred Thousand Dollars ($1,400,000.00). The aggregate principal amount of all Eligible Mortgage Loans owing at any time by any Mortgagor Customer (or Affiliate of any Mortgagor Customer) (including common guarantors and/or related entities) to Borrower, or any Affiliate of Borrower shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

(ccc)      Assignment of Mortgage. Each Mortgage Loan File is accompanied by an enforceable Assignment of Mortgage and the Collateral Assignment.

(ddd)     Notifications to Title Insurance Company. Borrower shall cause Lender to be noted as additional insured on all insurance certificates presented in association with each Mortgage Loan. Borrower has notified the title insurance company of the assignment of the loan to Lender and, at any time following the occurrence of an Event of Default or a Default, such insurance policies shall be transferred to Lender.

(eee)      Lead Paint. To the best of Borrower’s knowledge, there is no pending action or proceeding involving any Mortgaged Property in which the compliance with any lead paint law, rule or regulation is an issue. Nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation that constitutes a prerequisite to the use and enjoyment of such property.

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(fff)        Special Provisions re: Amounts. With respect to Eligible Mortgage Loans equal to or greater than $250,000, such Eligible Mortgage Loan shall be accompanied by a third party appraisal of the Mortgaged Property described in the Mortgage which secures such Mortgage Note, which appraisal shall be acceptable to Lender in form and content. With respect to Eligible Mortgage Loans less than $250,000, such Eligible Mortgage loan shall be accompanied by an internal valuation of the Mortgaged Property described in the Mortgage which secures such Mortgage Note, which valuation shall be acceptable to Lender in form and content and which may be subject to an independent appraisal by Lender but at Borrower’s cost. Notwithstanding any of the foregoing, the Borrower accepts, agrees and acknowledges that Lender may, as part of its process to verify Collateral values in connection with this Agreement, conduct such independent appraisals at Borrower’s cost of a sample of the Mortgaged Property as it deems necessary. The Borrower further accepts, agrees and acknowledges that if an Event of Default shall have occurred and be continuing, the Lender may, at its sole discretion, conduct such independent appraisals at Borrower’s cost on the Real Property as it deems necessary.

Part II. Defined Terms

In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Annex Two:

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

“ALTA” means the American Land Title Association.

“Appraised Value” shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Best's” means Best's Key Rating Guide, as the same shall be amended from time to time.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Escrow Payments” means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor Customer with the mortgagee pursuant to the Mortgage or any other document.

“FHLMC” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“FNMA” means the Federal National Mortgage Association, or any successor thereto.

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“Gross Margin” means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Ground Lease” means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee's interest in which is held by the Mortgagor Customer of the related Mortgage Loan.

“Index” means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

“Insurance Proceeds” means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

“Interest Rate Adjustment Date” means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

“Loan-to-Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note.

“Mortgage Interest Rate” means the annual rate of interest borne on a Mortgage Note.

“Mortgage Interest Rate Cap” means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgagee” means the Borrower or any subsequent holder of a Mortgage Loan.

“Origination Date” shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

“PMI Policy” or “Primary Insurance Policy” means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

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“Qualified Insurer” means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

“Qualified Originator” means an originator of Mortgage Loans reasonably acceptable to the Lender.

“Servicing File” means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all documents in the Mortgage File which are not delivered to Lender.

“Underwriting Guidelines” means the Borrower’s written underwriting guidelines attached as Exhibit B hereto, as such underwriting guidelines may be amended or supplemented from time to time in accordance with this Agreement.

Part III. Mortgage Loan Schedule1

Information to be provided, or which is contained in the loan documents of each Mortgage Loan, with respect to Eligible Mortgage Loans

For each Mortgage Loan, the Borrower shall provide the following information:

(a)	the mortgage loan identifying number;

(b)	the mortgagor’s name;

(c)	the mortgage property’s street address, city, state and zip code;

(d)	the lien position/status – always first lien;

(e)	the property type;

(f)	occupancy;

(g)	Loan Purpose – always short term real estate investment;

(h)	Original Balance;

(i)	Original P&I;

(j)	Current P&I, as applicable;

(k)	Origination Date;

(l)	First Payment Date;

1 NTD: To be confirmed by Lender.

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(m)	Maturity Date;

(n)	Original Term – always one year;

(o)	Balloon Flag;

(p)	Original LTV;

(q)	Original Appraisal, BPO Value, Property Purchase Amount;

(r)	Payment Frequency;

(s)	Prepayment Penalty Period; and

(t)	Prepayment Penalty Description.

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